UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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SEALED AIR CORPORATION
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# 2024 Proxy Statement

SEE®

SealedAir® CRYOVAC® liquibox® Autobag® BRAND BubbleWrap® BRAND

CRYOVAC®
BRAND FOOD PACKAGING

Letter from our Chair of the Board
Dear Fellow Stockholders:
The independent directors and I are pleased to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation on May 23, 2024 at 8:00 a.m., Eastern daylight time. This year’s Annual Meeting will again be virtual via live audio webcast to facilitate broad stockholder attendance and equal participation. Further details regarding our Annual Meeting and the business to be conducted are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
As Chair of the Board, I would like to thank you for the trust you have placed in us and in Sealed Air. We believe that strong corporate governance and oversight; high ethical standards; active engagement with Company leadership; and a diverse board composition with a breadth of experience are critical to Sealed Air as we endeavor to maximize value for our stockholders.
In October 2023, Emile and Dustin were appointed as Interim Co-Presidents and Co-CEOs as part of our leadership transition, and the Board initiated a comprehensive search, internally and externally, for our next CEO. While the CEO search process is well underway, the Board has tremendous confidence in Emile and Dustin and fully supports the transformation they are driving at Sealed Air.
We encourage you to read our 2024 Proxy Statement, our 2023 Annual Report and other proxy materials. Our Board remains committed to serving your interests, and we thank you for your participation as a stockholder of Sealed Air.
Letter from our Interim Co-CEOs
Dear Fellow Stockholders:
It is our pleasure to join Henry and our Board of Directors in inviting you to attend our 2024 Annual Meeting of Stockholders.
Throughout 2023, we operated in a challenging macro-environment as high inflation, softer demand in both food and protective markets and destocking in the industrial and fulfillment sectors persisted.
We are refocusing our strategy on creating long-term, value-added partnerships with our customers to advance sustainable, automated and digital packaging solutions. In 2023, we launched the CTO2Grow Program to improve the effectiveness and efficiency of our solutions focused go-to-market organization, optimize our portfolio with a focus on automation, digital and sustainable solutions, streamline our supply chain footprint and drive SG&A productivity.
We continue to drive our transformation at Sealed Air, improving commercial execution and restoring business fundamentals. We expect our transformational initiatives will position us well to capitalize on growth when our end markets recover.
We look forward to sharing more with you at our Annual Meeting. Thank you for choosing to invest in Sealed Air.

Henry R. Keizer Chair of the Board of Directors	Emile Z. Chammas Interim Co-President and Co-CEO and Chief Operating Office	Dustin J. Semach Interim Co-President and Co-CEO and Chief Financial Officer

Notice of Annual Meeting of Stockholders
Sealed Air Corporation, a Delaware corporation (“Sealed Air”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2024, at 8:00 a.m., Eastern daylight time. The Annual Meeting will again be conducted as a virtual meeting via live audio webcast. Each stockholder may participate in the Annual Meeting, including casting votes and submitting questions, by accessing the live audio webcast at www.virtualshareholdermeeting.com/SEE2024 and then using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card being delivered to the stockholder. Online check-in to the Annual Meeting webcast will begin at 7:45 a.m., Eastern daylight time, and stockholders are encouraged to allow ample time to log in to the meeting webcast and test their computer audio system. There will be no physical location for the Annual Meeting.
The purposes for the Annual Meeting are to consider and vote upon:
1.	Election of each of the following nominees as Directors:
Zubaid Ahmad	Kevin C. Berryman	Françoise Colpron
Clay M. Johnson	Henry R. Keizer	Harry A. Lawton III
Suzanne B. Rowland
2.	Amendment of the 2014 Omnibus Incentive Plan
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Sealed Air’s independent auditor for the year ending December 31, 2024
4.	Approval, as an advisory vote, of 2023 executive compensation as disclosed in the attached Proxy Statement
5.	Such other matters as properly come before the Annual Meeting
The Board of Directors has fixed the close of business on March 25, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Sealed Air is making available or mailing its 2023 Annual Report to all stockholders of record as of the record date. Additional copies of the 2023 Annual Report are available upon written request to the Corporate Secretary at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.
Because it is important that as many stockholders as possible be represented at the Annual Meeting, stockholders should review the attached Proxy Statement promptly and carefully and then vote. A stockholder may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A stockholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. A stockholder who joins the Annual Meeting may vote electronically at the Annual Meeting.
Sealed Air will maintain a list of stockholders of record as of the record date at Sealed Air’s corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, for a period of ten days prior to the Annual Meeting.
On behalf of the Board of Directors,
Angel S. Willis
Vice President, General Counsel and Secretary
Charlotte, North Carolina
April 11, 2024

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on May 23, 2024:
Sealed Air’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report
to Stockholders are available at https://ir.sealedair.com/reports-filings/annual-meeting.

Participation in the Virtual Annual Meeting
Date and Online Check-In Time May 23, 2024 7:45 a.m., EDT	Virtual Meeting Webcast Address www.virtualshareholdermeeting.com/SEE2024
The Board of Directors considers the appropriate format for our annual meeting of stockholders on an annual basis. This year the Board again chose a virtual meeting format for the Annual Meeting to facilitate broad stockholder attendance and equal participation, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, including smart phones and tablets, as well as laptop or desktop computers. We will be able to engage with all stockholders as opposed to just those who can afford to travel to an in-person meeting. The virtual format allows stockholders to submit questions and comments during the meeting.
The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/SEE2024 and enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the Annual Meeting.

If you have any questions or concerns regarding meeting access or procedures prior to the Annual Meeting, please call: 1-704-503-8841 or send emails to investor.relations@sealedair.com. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Stockholders can vote their shares and submit questions via the Internet during the Annual Meeting by accessing the annual meeting website at www.virtualshareholdermeeting.com/SEE2024. Following adjournment of the formal business of the Annual Meeting, we will address appropriate questions from stockholders regarding Sealed Air in the order in which the questions are received. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the Annual Meeting can be found in our 2024 Annual Meeting Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/SEE2024.

Sealed Air Corporation 2415 Cascade Pointe Boulevard Charlotte, North Carolina 28208
Proxy Statement Dated April 11, 2024
2024 Annual Meeting of Stockholders
Sealed Air Corporation, a Delaware corporation, is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2024 Annual Meeting of Stockholders and any adjournments. Sealed Air Corporation is providing these materials to the holders of record of its common stock, par value $0.10 per share, as of the close of business on March 25, 2024 and is first making available or mailing the materials on or about April 11, 2024.
The Annual Meeting is scheduled to be held by webcast as follows:
Date..............................................................................	Thursday, May 23, 2024
Time..............................................................................	8:00 a.m., Eastern daylight time
Meeting Website Address.............................................	www.virtualshareholdermeeting.com/SEE2024
Your vote is important. Please see the detailed information that follows.

Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this Proxy Statement are or may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. We use words such as “anticipate,” “believe, “expect,” “future,” “intend” “strive,” “seek,” “goal,” “may,” “will,” “continue,” “target” and similar expressions to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements other than purely historical information, including statements regarding our future operation results, plans and strategies and our environmental, social and governance goals, made in this document are forward-looking. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements due to a variety of factors, including the uncertainties and risks discussed in our 2023 Annual Report on Form 10-K and subsequent Securities and Exchange Commission (“SEC”) filings. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.
Information Referenced in this Proxy Statement. Website references throughout this document are provided for convenience only, and the content of the referenced websites, including the content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated into this Proxy Statement or into any of our other filings with the SEC.

2024 Proxy Summary

This summary highlights information about Sealed Air and the Annual Meeting. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Sealed Air,” “SEE,” and “Company,” and to “we,” “us,” “our” and similar terms, refer to Sealed Air Corporation.
Annual Meeting of Stockholders
Time and Date: 8:00 a.m., Eastern daylight time, on May 23, 2024	Meeting Webcast Address www.virtualshareholdermeeting.com/ SEE2024	Record Date Close of business on March 25, 2024
Voting:	Holders will be entitled to one vote at the Annual Meeting for each of the outstanding shares of our common stock they hold of record as of the record date.
Votes Eligible to be Cast:	A total of 145,607,340 votes are eligible to be cast on each proposal at the Annual Meeting.
Annual Meeting Agenda
Proposal		Board Recommendation
1	Election of Directors	For each nominee
2	Amendment of the 2014 Omnibus Incentive Plan	For
3	Ratification of Appointment of Independent Auditor for 2024	For
4	Approval of 2023 Executive Compensation on an Advisory Basis	For
How to Cast Your Vote
You can vote by any of the following methods:
Until 11:59 p.m., EDT, on May 22, 2024	At the Annual Meeting on May 23, 2024
Internet: www.proxyvote.com
Internet:
By joining the Annual Meeting at www.virtualshareholdermeeting.com/
SEE2024 if you are the stockholder of record or if you hold a proxy from the broker, bank or other nominee holding your shares in street name

Telephone: +1-800-454-8683 if you beneficially own shares held in “street name” +1-800-690-6903 if you are the stockholder of record
By Mail: Completed, signed and returned proxy card
If you participate in our 401(k) and Profit-Sharing Plan, you may vote via the Internet or by using the proxy card to provide voting instructions to Fidelity Management Trust Company, as trustee, and your completed, signed card must be delivered to the trustee by 11:59 p.m., Eastern daylight time, on May 20, 2024.
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2024 Proxy Summary
Our Purpose	We are in business to protect, to solve critical packaging challenges, and to make our world better than we find it.
Sealed Air Corporation is a leading global provider of packaging solutions that integrates sustainable, high-performance materials, automation, equipment and services. SEE designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. In February 2023, we acquired Liquibox and expanded our product offerings to liquid packaging and dispensing solutions for food, beverage, consumer goods and industrial end markets.
Our portfolio of solutions includes leading brands such as CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems and BUBBLE WRAP® brand packaging.
Our Vision	To become a world-class sustainable automated packaging solutions provider, partnering with our customers to solve their most critical food and protective packaging needs
Our strategy focuses on creating long-term, value-added partnerships with our customers to advance sustainable, automated and digital packaging solutions, leveraging our industry-leading expertise in materials, automation systems, engineering and technologies. Our strategy is enabled by our balanced capital allocation approach that is designed to maximize value for our stockholders with the goal to deliver above-market profitable organic growth and attractive returns on invested capital while strengthening our balance sheet through the repayment of debt.
CTO2Grow: Accelerating growth by relentless focus on productivity and cost efficiency
The cost take-out to grow program (“CTO2Grow Program”) was launched in 2023 and targets annualized savings of $140 to $160 million by the end of 2025. The CTO2Grow Program seeks to improve the effectiveness and efficiency of our solutions-focused go-to-market organization, optimize our portfolio with a focus on automation, digital and sustainable solutions, streamline our supply chain footprint and drive selling, general and administrative (“SG&A”) productivity. Our CTO2Grow program focuses on:
•
SEE Operational Excellence and cost reduction initiatives: Increasing focus on world-class operations, zero-harm, flawless quality, on-time delivery, network optimization, and productivity improvements.

•
Accelerate growth: Streamlining our commercial organization to improve commercial effectiveness and growth outlook by allocating resources closer to our customers within our distinct Food and Protective end markets. Continuing to lead with automation and provide our customers with a single point of contact for both materials and equipment.

•
Portfolio optimization efforts: Aligning our portfolio of products with our longer-term strategy to develop sustainable, automated, digital packaging solutions that drive above market growth. For non-core portfolios, determining the best path forward to unlock value.

•
Innovate and advance sustainability: Leveraging the voice of our customers and market insights to accelerate the development of sustainable and automated packaging solutions that meet our rapidly evolving end market needs.

2

2024 Proxy Summary
2023 Performance Highlights

*	Represents a non-GAAP financial measure. See Annex B for reconciliations of GAAP and non-GAAP financial measures.
**	Excludes $195M payments and deposits related to resolution of certain prior year tax matters.
Environmental, Social and Governance Highlights
Environmental Impact
Sustainability is embedded in our business strategy. We combine a diverse range of materials with a multitude of equipment offerings to produce solutions that minimize the use of resources and maximize productivity. Specifically, we employ a comprehensive approach that reduces waste, lowers greenhouse gas (GHG) emissions, prevents product damage and decreases the negative impact of transport for our customers and within our own operations. We strive to improve the circular economy by working with customers and suppliers to drive recycling and eliminate waste.
Sustainable solutions for our customers
We design and manufacture solutions that deliver the essential attributes of packaging without compromising performance. Our solutions reduce environmental impacts by decreasing product damage, preventing food waste and increasing transport efficiency. We are committed to designing and advancing packaging solutions that are recyclable or reusable and eliminating waste by incorporating recycled or renewable content across our portfolio. Additionally, we are increasing circularity by collaborating with our customers and suppliers to drive innovation in recovering and recycling materials.
Climate, stewardship and reducing resource waste
We have a strategy to mitigate climate change with approved Science Based Targets for 2030, in line with the Science Based Targets initiative (“SBTi”), for absolute Scopes 1 and 2 GHG emissions. We have set a goal to achieve net-zero carbon dioxide emissions across our operations (Scopes 1 and 2) by 2040. We have a transition plan that outlines the actions we will take to reduce energy consumption, increase efficiency in our operations, and explore renewable energy opportunities for our manufacturing facilities across the globe. Meeting our net-zero carbon dioxide emissions commitment will require significant capital investment in our operations. We also may invest in renewable energy solutions, energy conservation measures, carbon offsets, or similar programs to reach our goals.
Within our own operations, we are focused on reducing energy-intensity, diverting manufacturing waste from landfill and external incineration, and achieving water intensity reductions.
3

2024 Proxy Summary
Social Impact
People and culture
We strive to foster a caring, high-performance growth culture that will deliver consistent, sustainable profitable growth and accelerate our performance – a culture where accountability is clear and aligned, and where we reward business outcomes and impact. Our culture guides everything we do – how we partner with our customers and suppliers, attract and retain top talent, and create value for our stakeholders.
Talent acquisition and development
Our success depends on our ability to attract, recruit, develop and retain employees with the desired expertise and talent. Our talent acquisition and development processes ensure we select, infuse, and grow talent to align with our culture, values, and norms. We prioritize talent development, fostering a culture of continuous growth and career progression. Our people leaders inform and shape development by identifying high-potential and critical talent building differentiated development plans in our talent review and succession planning process.
Additionally, we deploy systems and processes to strengthen the skills, capabilities, and leadership potential of our employees. Employees have access to online tools to support ongoing learning and development and career growth. Additionally, the Company sponsors leadership programs designed to impact effectiveness across multiple levels of management from front line supervisors to executive leaders.
Diversity, equity and inclusion
We are a global company with an employee population representing a broad diversity of cultures, languages, ethnicities, and races. We recognize the value of workplace diversity and support an inclusive culture across the globe. We evaluate talent acquisition, performance management, employee experience, career development, and succession planning processes to identify and remove unintended biases and facilitate increased diversity of our leadership talent pipeline.
Our DEI Pledge and 2025 Goals encompass the following:
Build a more inclusive culture with our employees across the globe;
Increase gender diversity across employees globally to more than 30%;
Increase the representation of racial and ethnic minorities in our United States workforce to above 35%;
Lead with a senior leadership team that reflects the cultural diversity of our global footprint; and
Champion equal pay for work of equal value across our organization.
As of December 31, 2023, 26% of our global employee base are female and 35% of our U.S. workforce identify with a racial and/or ethnic minority group. Biannually, SEE conducts a global comprehensive pay equity analysis to identify compensation disparities by gender across the world and by ethnic and racial diversity within the U.S. Identified inequities are mitigated to close the gaps, and compensation processes are evaluated for unintended bias and continuously improved to prevent future adverse impact.
Health, safety and well-being
As a company with manufacturing operations across the world, protecting the health, safety and well-being of our people is a top priority. We have a goal of zero-harm and we intentionally manage our operations to provide employees with a safe and healthy working environment.
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2024 Proxy Summary
We maintain an Environmental, Health and Safety (“EHS”) policy which outlines the Company’s commitment to integrate EHS principles in all aspects of the business including products, operations, and supply chain. The policy requires our employees and contractors to conduct business in accordance with applicable environmental, health and safety laws and understand and comply with company procedures and guidelines to protect the environment, health and safety of themselves and their co-workers.
Our global safety training program includes more than 150 preventive courses including behavioral-based safety training, hazard identification, and risk assessment. All employees are trained before starting their job. Additionally, we provide a training program with access to multiple customized training courses that educate our employees on the safe execution of their jobs in an environmentally responsible manner.
Governance Best Practices
We operate on a strong governance foundation	Annual election of all directors
Maintain the “Rooney Rule,” which requires women and minority candidates to be included in the pools from which nominees for the Board are considered
Majority voting standard for director elections, with resignation policy
All seven director nominees are independent, including the Chair of the Board
Independent Audit, Nominating and Corporate Governance (N&CG), and People and Compensation (P&C) Committees
Oversight of management of cybersecurity risk and major financial risk exposures assigned to the Audit Committee
Oversight of environmental, social and governance matters assigned to the N&CG Committee
Oversight of matters relating to corporate culture, employee engagement, diversity, equity and inclusion assigned to the P&C Committee
Robust risk oversight by the Board and its Committees
Annual Board and Committee self-evaluations
Regular executive sessions of independent directors
Mandatory retirement policy for directors
Proxy access rights
Stock ownership guidelines for directors and executives
Orientation for all new directors and ongoing director education programs
Pro-active stockholder engagement
We regularly engage with a broad group of current and prospective stockholders. Topics discussed during 2023 include long-term strategy, financial performance, acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, leadership changes, executive compensation, sustainability, and environmental, social and governance matters.
5

2024 Proxy Summary
The N&CG Committee oversees the Company’s stockholder engagement activities. The feedback received from our stockholder engagement efforts is communicated to and considered by the Board, and our engagement activities have produced valuable feedback that helps inform our decisions and our strategy, when appropriate.
Code of Conduct and ethics as the foundation of our culture
Our Code of Conduct was approved by the Board and applies to our directors, officers, employees, suppliers and other third-party business partners. Our employees are required to review the Code of Conduct annually and affirm their adherence in writing. Employees receive regular online education as part of enhanced global ethics and compliance programs. This training includes required and monitored courses for employees in specific roles based on associated risk and function. The topics of online courses include the Code of Conduct, anti-bribery, anti-corruption, conflicts of interest, workplace respect and others. The Integrity Committee, with executive and senior leader membership, oversees the Company’s ethics and integrity programs. The Audit Committee regularly receives updates on matters relating to such programs.
Additional information on our environmental, social and governance efforts is available on our website at www.sealedair.com.
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2024 Proxy Summary
Proposal 1. Election of directors
Nominees
We are asking stockholders to elect the following seven director nominees. Each of the nominees currently serves as a director of Sealed Air. Information in the table is as of April 11, 2024.
Name	Occupation	Director Since	Independent	Other Public Co. or Registered Investment Co. Boards
Zubaid Ahmad Age 62	Founder and Managing Partner of Caravanserai Partners, LLC	2020	✔	0
Kevin C. Berryman Age 65	Interim Chief Financial Officer of Jacobs Solutions Inc.	2022	✔	1
Françoise Colpron Age 53	Retired Group President, North America of Valeo SA	2019	✔	2
Clay M. Johnson Age 53	Senior Advisor to Yum! Brands, Inc.	2023	✔	0
Henry R. Keizer Age 67	Retired Deputy Chairman and COO of KPMG	2017	✔	2
Harry A. Lawton III Age 49	President and CEO of Tractor Supply Company	2019	✔	1
Suzanne B. Rowland Age 62	Retired Group Vice President, Industrial Specialties, of Ashland Global Holdings, Inc.	2020	✔	1
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2024 Proxy Summary
Nominee Composition

Nominee Skills and Experience

| | Ahmad | Berryman | Colpron | Johnson | Keizer | Lawton | Rowland |
|---|---|---|---|---|---|---|---|
| **Executive Leadership** | • | • | • | • | • | • | • |
| **Global Business** | • | • | • | • | • | • | • |
| **Finance and Accounting** | • | • | | | • | • | • |
| **Manufacturing and Industry Experience** | • | • | • | • | • | | • |
| **Environmental and Sustainability** | | • | • | | | | • |
| **Strategic Planning** | • | • | • | • | • | • | • |
| **Corporate Governance** | • | | • | | • | • | • |
| **Risk Management** | • | • | • | • | • | • | • |
| **Technology, Science and Innovation** | | • | • | • | • | • | • |
| **Human Resources** | • | • | • | | • | • | • |

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2024 Proxy Summary
Proposal 2. Amendment of the 2014 Omnibus Incentive Plan
We are asking stockholders to approve the amendment of our 2014 Omnibus Incentive Plan to add up to 1,150,000 shares to the number of shares available for awards under the plan.
Proposal 3. Ratification of appointment of independent auditor for 2024
We are asking stockholders to ratify the Audit Committee’s retention of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2024.
Proposal 4. Approval of 2023 executive compensation on an advisory basis
We are asking for stockholder approval, on an advisory basis in accordance with SEC rules, of the 2023 compensation of our “named executive officers” as disclosed under “Executive Compensation” in this Proxy Statement in “—Compensation Discussion and Analysis” and the compensation tables and related narrative discussion.
2023 Compensation Highlights
Below is a summary of the key compensation decisions that the P&C Committee made for fiscal 2023.
•
Base Salary. As part of the annual strategic review of base salaries, which takes into account peer and survey data, performance, changes in scope of responsibilities, and other relevant market factors, the P&C Committee approved base salary increases ranging from 3% to 8%, effective April 1, 2023.

•
Interim Co-President & Co-CEO Cash Stipend. Starting on October 23, 2023, a monthly cash stipend of $25,000 has been provided to each of Mr. Chammas and Mr. Semach in recognition of their additional responsibilities as Interim Co-Presidents and Co-CEOs as well as retaining their roles as Chief Operating Officer and Chief Financial Officer, respectively.

•
2023 Annual Incentive Plan (“AIP”). Our 2023 AIP performed below target. Adjusted EBITDA and Net Sales performance came in below threshold with Free Cash Flow performing above threshold but below target. This resulted in a total annual incentive payout to our NEOs equal to 21.9% of target for fiscal 2023, without any further adjustment.

•
2023 Long-Term Incentive (“LTI”) Plan. Long-term equity incentives that were granted in 2023 consisted of performance share units (“PSUs”) for the 2023-2025 performance period (70% of the award) and time-vesting restricted stock units (“RSUs”) (30% of the award). For the 2023-2025 PSUs, the mix of performance metrics consisted of the following:

Performance Metric	Weighting
Adjusted EBITDA CAGR	50%
Return on Invested Capital (“ROIC”)	50%
Relative Total Shareholder Return (“TSR”)	Modifier
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2024 Proxy Summary
•
2021 – 2023 PSU Results. For the three-year period from January 1, 2021 to December 31, 2023, Adjusted EBITDA CAGR performance was below threshold and ROIC was above maximum. Because our relative TSR performance was in the bottom quartile for the period, a 75% multiplier was applied, resulting in a payout of 75% of target.

•	Additional Awards for 2023. The P&C Committee also granted certain additional awards in 2023 as shown below:
–
New hire awards for Mr. Semach including a cash sign-on bonus of $300,000 following his start date, which is subject to repayment to the Company in the event that Mr. Semach voluntarily resigns within the first year of his employment; and new hire equity awards consisting of $1,500,000 of RSUs and $1,500,000 of PSUs.

–	RSU awards with a grant date value of $600,000 to each of Mr. Chammas and Mr. Semach to recognize their appointments to the Interim Co-President and Co-CEO roles in October 2023.
–	The ESG PSU awards, linked to the achievement of quantifiable goals over a five-year performance period.
Key Elements of Our Executive Compensation Program
The following table summarizes the main components of our executive compensation program for our named executive officers.

[1]
Eligible executives may elect payout in RSUs. See additional details in “Executive Compensation—Compensation Discussion and Analysis—2023 Compensation Decisions and Results—Annual Incentive Compensation.”

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2024 Proxy Summary
Key Compensation Policies and Practices
The P&C Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, as summarized below:
What We Do
Drive a Pay for Performance Culture Through Variable Incentives	A majority of total target direct compensation for our NEOs is performance-based
100% Measurable Performance Goals for Both Annual and Long-Term Awards	Use multiple, balanced measures, including absolute and relative measures for long-term awards
Stock Ownership Policy	Multiple of base salary must be held in common stock — 6x for CEO(s) and 3x for other NEOs; 50%-75% of after-tax shares must be held until ownership goal is met
Compensation Recoupment (Clawback) Policies
Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated, applies to each NEO, regardless of whether the NEO was responsible for the restatement

Partner with Independent Compensation Consultant	We engage an independent, third-party compensation advisor, Pearl Meyer, to assist with our compensation program
Double-Trigger Vesting of Equity Compensation Upon a Change in Control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment
What We Don’t Do
No Supplemental Executive Retirement Plans for NEOs	Only reasonable and competitive retirement programs offered
No Change in Control Excise Tax Gross-Ups	Consistent with our commitment to best practices
No Excessive Perquisites or Severance Benefits	Consistent with our commitment to best practices aligned to long-term stockholder interests
No Hedging or Pledging of Company Stock	Applies to all executive officers and directors
11

Corporate Governance

Board of Directors Overview
Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees. The Nominating and Corporate Governance Committee (“N&CG Committee”) of the Board periodically reviews the size of the Board to ensure that the number of directors most effectively supports our Company. We have a strong commitment to diversity of background and experience among our directors, as described below under “— Board Diversity” and “Proposal 1. Election of Directors — Director Qualifications.”
Board Leadership Structure
Henry R. Keizer Age: 67 Director Since: 2017 Occupation: Retired Deputy Chairman and Chief Operating Officer of KPMG

Henry R. Keizer was elected as the Chair of the Board of Directors in 2022. The Chair presides at meetings of the Board at which he or she is present and leads the Board in fulfilling its responsibilities as specified in the Bylaws. The Chair has the right to call special and emergency meetings. The Chair serves as the liaison for interested parties who request direct communications with the Board.

Notwithstanding the appointment of a Chair, the Board considers all of its members responsible and accountable for oversight and guidance of its activities. All directors have the opportunity to request items to be included on the agendas of upcoming meetings.

The Board believes having an independent Chair is beneficial because it ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of Sealed Air. The leadership structure is reviewed annually as part of the Board’s self-assessment process, and changes may be made in the future to reflect the Board’s composition as well as our needs and circumstances.

Independence of Directors
Under our Corporate Governance Guidelines adopted by the Board and the requirements of the New York Stock Exchange, or NYSE, the Board of Directors must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have posted a copy of our Standards for Director Independence on our website at https://ir.sealedair.com/corporate-governance/highlights. These categorical standards require that, to be independent, a director may not have any material relationship with Sealed Air. Even if a director meets all categorical standards for independence, the Board reviews other relationships with Sealed Air in order to conclude that each independent director has no material relationship with Sealed Air either directly or indirectly.
The Board has determined that all of the director nominees are independent, including: Zubaid Ahmad, Kevin C. Berryman, Françoise Colpron, Clay M. Johnson, Henry R. Keizer, Harry A. Lawton III and Suzanne B. Rowland. The Board also previously determined that Elizabeth M. Adefioye, who resigned from the Board in August 2023, and Jerry R. Whitaker, who retired from the Board in May 2023, were independent. In evaluating the independence of the non-employee directors, the Board considered purchases and sales of products and services in the ordinary course of business between Sealed Air and Tractor Supply Company, of which Mr. Lawton serves as the President and CEO and as a director, which involved amounts below Sealed Air’s categorical independence standards and which were determined by the Board not to be a material transaction or relationship.
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Corporate Governance
Board Oversight of Strategy
Oversight of Sealed Air’s business strategy and planning is a key responsibility of the Board. The Board has dedicated one Board meeting each year to an in-depth review of Sealed Air’s long-term strategic plan. The Board also regularly reviews strategy-related matters at other Board meetings throughout the year, such as key market trends, innovation and the competitive landscape. To monitor management’s execution of Sealed Air’s strategic goals, the Board receives regular updates and is actively engaged in dialogues with management.
Board Oversight of Sustainability and Environmental, Social and Governance (ESG) Matters
We recognize sustainability and ESG as strategic business imperatives at Sealed Air and have made them an integral part of our strategy and business. Recognizing the importance of these matters, the Board designated the N&CG Committee with the responsibility of overseeing our sustainability strategies and other matters concerning ESG and public policy issues affecting Sealed Air. The Board also designated the People and Compensation Committee (“P&C Committee,” previously known as the Organization and Compensation Committee) with the responsibility of overseeing our workforce and people management strategies, including matters relating to corporate culture, employee engagement, and diversity, equity and inclusion in furtherance of our ESG related strategies. In addition, the Audit Committee reviewed the ESG reporting process in 2023.
The Board is highly engaged in assessing sustainability and ESG matters affecting Sealed Air. The Board and its committees regularly discuss Sealed Air’s sustainability and ESG matters with management. These discussions cover various topics including corporate culture, sustainability and circular economy, carbon neutrality, climate and natural disaster responses, diversity, equity and inclusion, employee health and safety, materiality assessment, stakeholder engagement, community impact, as well as ESG reporting and governance.
For highlights of our ESG initiatives, see “2024 Proxy Summary—Environmental, Social and Governance Highlights.”
Board Oversight of Risk
The Board of Directors is actively involved in oversight of risks that could affect Sealed Air. The Board has delegated oversight of certain specific risk areas to Committees of the Board. For example, the Audit Committee oversees cybersecurity risk management as well as our major financial risk exposures and the steps we have taken to monitor and control such exposures, while the P&C Committee considers risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at https://ir.sealedair.com/corporate-governance/committee-composition. The Board as a whole, however, is responsible for oversight of our risk management processes and our enterprise risk management program. The Board regularly discusses risk management with management and among the directors during meetings.
Leadership Changes
On October 23, 2023, the Company announced that Mr. Edward L. Doheny II stepped down as President and CEO and a member of the Board. Mr. Emile Z. Chammas and Mr. Dustin J. Semach were appointed as Interim Co-Presidents and Co-Chief Executive Officers, in addition to their respective Chief Operating Officer and Chief Financial Officer roles. The Board determined that transitioning the Company’s leadership would enable Sealed Air to better navigate the market ahead and maximize value for our stockholders.
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Corporate Governance
The Board initiated a comprehensive search, internally and externally, with the assistance of a leading executive search firm to identify the Company’s next Chief Executive Officer.
Board Diversity
Our Board is committed to seeking director candidates to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race, ethnicity and specialized experience.
We emphasize our longstanding commitment to Board diversity by maintaining the “Rooney Rule,” under which the Board is committed to seeking out qualified diverse candidates, including women and minority candidates, to include in the pools from which nominees for the Board are considered.
Our director nominees represent 29% in gender diversity and 14% in race and ethnic diversity.
Board Meetings, Committee Membership and Attendance
The Board generally holds four regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon directors for advice between meetings. We encourage our directors to attend director education programs.
Under our Corporate Governance Guidelines, we expect directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We also expect nominees for election at each annual meeting of stockholders to attend the annual meeting. All of our directors who were then serving as director attended the 2023 Annual Meeting of Stockholders.
Our Corporate Governance Guidelines provide that the Board will meet regularly in executive session without management in attendance. The Chair of the Board presides at each executive session. The chair of the N&CG Committee will serve as the presiding director if the Chair of the Board is unable to serve. The chair of the Audit Committee will serve as the presiding director if neither the Chair of the Board nor the chair of the N&CG Committee is able to serve.
During 2023 the Board held seven meetings. Each current director attended at least 90% of the aggregate number of meetings of the Board and all Committees of the Board on which he or she served during 2023.
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Corporate Governance
Board Committees and Membership
The Board maintains an Audit Committee, a Nominating and Corporate Governance Committee (“N&CG Committee”), and a People and Compensation Committee (“P&C Committee,” previously known as the Organization and Compensation Committee). The members of these Committees consist only of independent directors. The Board also maintains an Executive Committee, which is comprised of the Chair of the Board serving as chair of the Executive Committee, the CEO (if also a director) and the chairs of the other standing Committees. The Executive Committee may act on behalf of the Board when convening a meeting of the full Board is impractical. The Executive Committee did not meet in 2023.
The Board has adopted charters for each of the Committees, which are reviewed annually by the Committees and the Board. The Committee charters are available on our website at https://ir.sealedair.com/corporate-governance/committee-composition.
Audit Committee	10 Meetings in 2023
Kevin C. Berryman Chair Members: Zubaid Ahmad Clay M. Johnson Harry A. Lawton III Suzanne B. Rowland
The Board has determined that each member of the Audit Committee is independent, as defined in the listing standards of the NYSE, and is financially literate. The Board has also determined that each of Mr. Ahmad and Mr. Berryman is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of more than two other public companies.

The Audit Committee is responsible for:
 • our internal control system, including information technology security and control
 • our public reporting processes
 • the performance of our internal audit function
 • the annual independent audit of our consolidated financial statements and related disclosure
 • the quality and integrity of our consolidated financial statements
 • our legal and regulatory compliance
 • the retention, performance, qualifications, rotation of personnel, and independence of our independent auditor
 • related person transactions involving Sealed Air and members of the Board and executive officers

Our independent auditor is ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. The Audit Committee evaluates the performance of our independent auditor and interviews and has direct involvement in the selection of the lead audit partner in connection with the mandated rotation of such position.

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Corporate Governance
N&CG Committee	9 Meetings in 2023
Henry R. Keizer Chair Members: Zubaid Ahmad Françoise Colpron Suzanne B. Rowland	The Board has determined that each current member of the N&CG Committee is independent, as defined in the listing standards of the NYSE.

The N&CG Committee is responsible for:
 • identifying individuals qualified to become Board members, consistent with criteria approved by the Board, recommending to the Board director nominees for the next annual meeting of stockholders and filling vacancies or newly-created directorships at other times
 • providing oversight of the corporate governance affairs of the Board and Sealed Air, including developing and recommending to the Board the Corporate Governance Guidelines
 • assisting the Board in overseeing Sealed Air’s sustainability strategies and other material matters concerning ESG and public policy issues affecting Sealed Air
 • assisting the Board in evaluating the Board and its Committees
 • recommending to the Board the compensation of non-employee directors

The N&CG Committee has the sole authority to engage consulting or search firms to identify director candidates or evaluate director compensation matters.

The N&CG Committee will consider director nominees recommended by our stockholders in accordance with our Policy and Procedure for Stockholder Recommendations for Nominations to the Board adopted by the Committee and approved by the Board, a copy of which is posted on our website at
https://ir.sealedair.com/corporate-governance/highlights.

Recommendations should be submitted to our Corporate Secretary in writing at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, along with additional required information about the nominee and the stockholder making the recommendation. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Proposal 1. Election of Directors—Director Qualifications” and “—Identifying and Evaluating Nominees for Directors.”

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Corporate Governance
P&C Committee	6 Meetings in 2023
Françoise Colpron Chair Members: Kevin C. Berryman Harry A. Lawton III	The Board has determined that each current member of the P&C Committee is independent, as defined in the listing standards of the NYSE.

The P&C Committee is responsible for:
 • assisting the Board in providing oversight of people programs, policies and practices related to talent attraction, retention and development, as well as culture engagement, diversity, equity and inclusion initiatives, and other matters related to human capital management
 • assisting the Board in fulfilling its responsibilities relating to executive compensation programs, policies and practices

The P&C Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The P&C Committee reviews our CEOs’ performance and compensation with the other non-employee directors. Based on that review, the P&C Committee evaluates the performance of our CEO(s) and makes all compensation decisions for our CEO(s). The P&C Committee may also recommend certain CEO compensation decisions to the Board for further approval by the non-employee members of the Board. The P&C Committee also reviews and approves the compensation of the other executive officers. The P&C Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on company and individual performance during the prior year, as well as relevant commercially available proxy and survey data of peer group companies and companies of comparable size. The P&C Committee also has authority to grant equity compensation awards under our 2014 Omnibus Incentive Plan, as amended and restated effective May 18, 2021. This award authority has been delegated on a limited basis for awards to employees who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 to the Equity Award Committee, comprised of our CEO (prior to October 23, 2023) and Mr. Dustin J. Semach as Interim Co-President and Co-CEO and CFO (since October 23, 2023).

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Corporate Governance
Compensation Committee Interlocks and Insider Participation
Each of Mr. Berryman, Ms. Colpron and Mr. Lawton, as well as Ms. Elizabeth M. Adefioye, who resigned from the Board in August 2023, served on the P&C Committee during 2023. None of the members of the P&C Committee was an officer or employee of Sealed Air or any of its subsidiaries, and no executive officer of Sealed Air served on the board of directors of any entity whose executive officers included a director of Sealed Air throughout 2023.
Board and Committee Evaluations
The Board and each Committee annually conduct a self-evaluation to review and assess the overall effectiveness of the Board, each Committee and the directors, including with respect to strategic oversight, Board structure and operation, interactions with and evaluation of management, governance policies and Committee structure and composition. The process includes detailed written surveys as well as individual, private meetings between each director and the Chair. Committee self-assessments of performance are shared with the full Board. The N&CG Committee also reviews the Corporate Governance Guidelines each year in light of changing conditions and stockholders’ interests and recommends appropriate changes to the Board for consideration and approval. Matters with respect to Board composition, the nomination of directors, Board processes and topics addressed at Board and Committee meetings are also considered as part of our self-assessment process. As appropriate, these assessments result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its Committees.
Hedging Policy
Under our Corporate Governance Guidelines and other policies, all Sealed Air Corporation directors, executive officers and certain other key executives are prohibited from hedging and speculative trading of Sealed Air securities. They may not purchase or sell puts, calls, options or other derivative securities based on Sealed Air securities and may not enter hedging or monetization transactions such as zero-based collars and forward sale contracts, in which the holder continues to own the underlying security without all the risks or rewards of ownership. In addition, other than permitted loans from our 401(k) plan, such persons may not purchase Sealed Air securities on margin or borrow against any account in which Sealed Air securities are held, subject, in the case of executive officers and other key executives, to exceptions as may be granted by the P&C Committee.
Corporate Governance Materials
The Board of Directors has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. The Corporate Governance Guidelines are available on our website at https://ir.sealedair.com/corporate-governance/highlights.
In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Sealed Air is available on our website at https://ir.sealedair.com/corporate-governance/highlights, including our: (i) Bylaws; (ii) Code of Conduct applicable to all directors, officers and employees of Sealed Air and its subsidiaries; (iii) Code of Ethics for Senior Financial Executives; (iv) Related-Person Transactions Policy and Procedures; (v) Standards for Director Independence; (vi) Qualifications for Nomination to the Board; (vii) Policy and Procedure for Stockholder Recommendations for Nominations to the Board; and (viii) Stock Ownership Guidelines for Executive Officers.
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Corporate Governance
Communicating with Directors
Stockholders and other interested parties may communicate directly with the non-management directors of the Board of Directors by writing to
 Non-Management Directors
c/o Corporate Secretary at Sealed Air Corporation
2415 Cascade Pointe Boulevard
Charlotte, North Carolina 28208
or by sending an email to directors@sealedair.com. In either case, the Chair of the Board will be notified of all such correspondence as appropriate and will communicate with the other directors as appropriate about the correspondence. We have posted information on how to communicate with the non-management directors on our website at https://ir.sealedair.com/corporate-governance/contact-the-board.
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Certain Relationships and Related-Person Transactions

Under our Corporate Governance Guidelines, the Board of Directors reviews any relationships or transactions that might constitute a conflict of interest for a director. Under its charter, the Audit Committee reviews and, if appropriate, approves conflicts of interest or potential conflicts of interest involving our senior financial executives, as well as oversees the investigation of and acts, or recommends action of the Board, on any other violations or potential violations of our Code of Conduct or our Code of Ethics for Senior Financial Executives by executive officers.
The Board has adopted a Related-Person Transactions Policy and Procedures, which we refer to below as the Related-Person Policy. The current Related-Person Policy is posted on Sealed Air’s website at https://ir.sealedair.com/corporate-governance/highlights. The Related-Person Policy provides for the review of all relationships and transactions in which Sealed Air and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director’s independence or must be disclosed in our Proxy Statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of certain types of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to Sealed Air, whether the relationship or transaction could impair the independence of a non-employee director, and whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of Sealed Air, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.
Under the Related-Person Policy, the Audit Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions covered under the Related-Person Policy, although the Board has delegated to the chair of the Audit Committee and to our CEO(s) the authority to approve or ratify specified transactions. In making determinations under the Related-Person Policy, the Audit Committee shall consult with the N&CG Committee as it deems appropriate. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members). The Related-Person Policy provides that if material information about a previously reviewed transaction changes, our management must convey such information to the Audit Committee at its next meeting. In addition, if management becomes aware of a transaction that should have been reviewed under the Related-Person Policy, management must report the information to the Audit Committee promptly, and the Audit Committee will review the transaction in accordance with the Related-Party Policy and evaluate all options, including approving, ratifying, amending, terminating or rescinding such transaction.
As of December 31, 2023, the Vanguard Group, Inc. managed funds holding in the aggregate 11.2% of the Company’s common stock. The Company leases certain office space to Vanguard under an office lease based on arm’s length negotiation. During 2023, Vanguard paid the Company approximately $2.3 million for the leased office space. As of December 31, 2023, the remaining contract value of the lease was approximately $17 million.
Other than transactions that are considered pre-approved under the Related-Person Policy, the transactions described above and under “Corporate Governance—Board of Directors Overview—Independence of Directors” were ratified or approved in accordance with the Related-Person Policy.
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Director Compensation

During 2023 annual compensation for non-employee directors consisted of the following components: annual or interim retainers paid at least 50% in shares of common stock; Committee fees paid in cash; and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. The following table shows the total compensation for non-employee directors during 2023:
Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Elizabeth M. Adefioye*	117,500	160,031	277,531
Zubaid Ahmad**	37,000	270,036	307,036
Kevin C. Berryman**	16,750	270,036	286,786
Françoise Colpron**	138,000	160,031	298,031
Clay M. Johnson	110,000	160,031	270,031
Henry R. Keizer**, †	185,000	260,040	445,040
Harry A. Lawton III	131,750	160,031	291,781
Suzanne B. Rowland	131,750	160,031	291,781
Jerry R. Whitaker**, ‡	12,500	—	12,500
*	Ms. Adefioye resigned from the Board effective August 11, 2023.
**	Chair of Committee during 2023.
†	Chair of the Board during 2023.
‡	Mr. Whitaker retired from the Board effective May 18, 2023.
[1]
The amounts shown consist of cash compensation paid in 2023. Cash compensation paid to Mr. Ahmad, Mr. Keizer and Ms. Rowland included $4,000, $6,000 and $2,000, respectively, for attending director education programs, as described below under “Other Fees and Arrangements”.

[2]
The amounts shown represent the aggregate grant date fair value of stock awards granted in 2023 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of the annual retainers for 2023 under the 2014 Omnibus Incentive Plan, described below under “Board Retainers” and “Form and Payment of Retainers.” For additional information, refer to Note 21, “Stockholders’ Equity” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Mr. Ahmad, Mr. Berryman and Ms. Rowland received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. The number of shares or stock units paid was determined by dividing the amount of the annual retainer so paid by the closing price of a share of common stock on May 18, 2023, the date of the 2023 Annual Meeting of Stockholders, at which meeting all of the non-employee directors were elected, rounding up to the nearest whole share. In addition, Mr. Ahmad and Mr. Berryman elected to have the cash portion of his annual retainer paid in stock units, with the number of stock units similarly determined by dividing the amount of his annual retainer by the closing price of a share of common stock on May 18, 2023. All shares and stock units paid as all or part of annual retainers in 2023 are fully vested. Directors are credited with dividend equivalents on stock units, as described under “Deferred Compensation Plan” below, which are not included in the table above.

Director Compensation Processes
Our director compensation program is intended to enhance our ability to motivate, retain and attract non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.
The Board of Directors reviews director compensation at least annually based on recommendations by the N&CG Committee.
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Director Compensation
Independent Non-Employee Director Compensation Consultant
The N&CG Committee has engaged Pearl Meyer & Partners LLC, or Pearl Meyer, as consultants for director compensation. The N&CG Committee and the Board base their determinations on director compensation on recommendations from Pearl Meyer, commercially available survey data related to general industry director compensation trends at companies of comparable size and our peer group companies, as well as other relevant factors. Pearl Meyer also served as the independent consultant to the P&C Committee on executive compensation.
Board Retainers
Under the 2014 Omnibus Incentive Plan, each non-employee director who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board sets the amount of the annual retainer prior to the annual meeting based on the recommendation of the N&CG Committee.
The 2014 Omnibus Incentive Plan gives the Board the flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash. The N&CG Committee recommended and the Board approved 2023 annual retainers in the amount of (a) $260,000 payable in shares of common stock and $179,000 payable in cash (or in shares of common stock at the election of the Chair of the Board) for the independent Chair of the Board, and (b) $160,000 payable in shares of common stock and $110,000 payable in cash (or in shares of common stock at the election of each director) for each other non-employee director.
For 2023, the chair of the Audit Committee received an annual fee of $25,000, and other members of the Audit Committee received annual fees of $10,000. The chair of the N&CG Committee received an annual fee of $15,000, except that the Chair of the Board did not receive any fees for his service as the chair of the N&CG Committee. Other members of the N&CG Committee received annual fees of $7,500. The chair of the P&C Committee received an annual fee of $20,000, and other members of the P&C Committee received annual fees of $10,000. Committee fees are paid quarterly in cash for each quarter served. The 2014 Omnibus Incentive Plan includes limits on the amount of equity awards that may be granted as part of compensation to our non-employee directors, and the amounts provided above do not exceed the applicable limits.
A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.
Form and Payment of Retainers
We pay at least half of each annual or interim retainer in shares of common stock or deferred stock units and the remainder in cash, except that each non-employee director may elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. With respect to an annual retainer, the fair market value per share is the closing price of the common stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is determined based on the closing price of the common stock on the date of the director’s appointment to the Board of Directors or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.
We issue shares of common stock in payment of the stock portion of a retainer to the non-employee director promptly after he or she becomes entitled to receive it. We pay the cash portion of an annual retainer in a single payment shortly
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Director Compensation
after the end of the calendar quarter during which the director is elected. We pay the cash portion of an interim retainer shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.
Deferred Compensation Plan
A non-employee director may defer all or part of the director’s annual retainer until the director retires from the Board. Each non-employee director may first elect to defer the stock portion of the annual retainer. If a non-employee director makes that election, he or she may also elect to defer the cash portion of the annual retainer.
A non-employee director receives stock units for his or her deferred stock, which will be converted to shares of our common stock following the director’s retirement from the Board. Directors are credited with dividend equivalents on their stock units, which are automatically converted into additional full or fractional stock units. Such stock units may not be transferred by a director and do not have voting rights.
We credit deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During 2023 none of the non-employee directors who participated in the Deferred Compensation Plan for Directors received above market earnings on his or her deferred cash or stock units.
A non-employee director may elect to receive the balances in his or her stock and cash accounts in a single payment or in five annual installments following retirement.
Restrictions on Transfer
A non-employee director may not sell, transfer or encumber his or her retainer shares while serving on the Board, except that a non-employee director may make gifts of such shares to family members or to trusts or other forms of indirect ownership so long as the non-employee director remains as a beneficial owner of the shares while the non-employee director remains a director of Sealed Air. The director has voting rights in respect of the retainer shares. The restrictions on the disposition of retainer shares terminate upon the occurrence of specified events related to a change in control of Sealed Air.
Other Fees and Arrangements
Non-employee directors who attended director education programs during 2023 received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings as well as director education programs. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above.
2024 Director Compensation
In late 2023, the N&CG Committee recommended, and the Board approved, fees payable to directors for 2024 in the same amounts as described under “Board Retainers.”
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Director Compensation
Director Stock Ownership Guidelines
In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in Sealed Air. To further that goal, we maintain stock ownership guidelines for non-employee directors. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, specify that non-employee directors hold shares of common stock and stock units under our Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, which equal $895,000 for the Chair of the Board and $550,000 for other directors. The directors have five years following first election to achieve the stock ownership guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board of Directors have two years after such approval to achieve the increased guideline. As of March 25, 2024, all directors met the stock ownership guidelines, other than Mr. Berryman, Mr. Johnson and Ms. Rowland, who are within the initial five-year period allowed under the policy.
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Proposal 1. Election of Directors

The Board has designated as nominees for election as directors the seven persons named below.
Each of the director nominees currently serves as a director of Sealed Air. All nominees were elected by stockholders at our 2023 Annual Meeting of Stockholders. Each nominee presented below was recommended by the N&CG Committee and nominated by the Board. Each director elected at the Annual Meeting will serve until our 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Each director nominee has consented to being named in the Proxy Statement and to serving as a director, if elected.
Shares that are voted as recommended by the Board will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted for a substitute nominee designated by the Board, unless the Board chooses to reduce its size.
The Board of Directors recommends a vote “FOR” each of the seven nominees for election as directors.
Director Qualifications
The Board has adopted Qualifications for Nomination to the Board, a copy of which is posted on our website at https://ir.sealedair.com/corporate-governance/highlights. The Qualifications provide that, in selecting directors, the Board of Directors should seek to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our CEO(s) based on that expertise and experience.
Also, a majority of directors should be independent under applicable NYSE listing standards, Board and Committee guidelines, and applicable laws and regulations. Each director is also expected to:
•	be of the highest ethical character and share the values of Sealed Air as reflected in its Code of Conduct;
•	be highly accomplished in his or her field, with superior credentials and recognition;
•	have sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs, and be free from conflicts of interest; and
•	be independent of any particular constituency and able to represent all of our stockholders.
The Board has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of Sealed Air. In connection with the Board’s annual self-assessment process, it reviews the diversity of skills and characteristics needed by the Board in its oversight of Sealed Air, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.
25

Proposal 1. Election of Directors
Identifying and Evaluating Nominees for Directors
When the Board or its N&CG Committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the Board, the chair of the N&CG Committee will initiate a search to identify candidates who meet the Company’s “Qualifications for Nomination to the Board.” Such search may include seeking input from other directors and senior management, reviewing any candidates that the N&CG Committee has previously identified, and, if necessary, hiring an external search firm.
The Board is committed to a policy of inclusiveness, and, as such, the N&CG Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, considers in each search diversity of age, gender, international background, race, ethnicity and specialized experience, in addition to the other criteria set forth above under “—Director Qualifications” and such other factors as the N&CG Committee deems appropriate.
We emphasize our longstanding commitment to Board diversity by maintaining the “Rooney Rule,” under which the Board is committed to seeking out qualified diverse candidates, including women and minority candidates, to include in the pools from which nominees for the Board are considered, invited for interviews and ultimately offered the opportunity to be appointed to the Board or stand for election to the Board.
Our director searches are conducted consistent with these priorities, and search firms with which we work are instructed accordingly.
The N&CG Committee will identify the initial list of candidates who satisfy the above criteria and otherwise qualify for membership on the Board. At least one member of the N&CG Committee (preferably the chair) and our Chair of the Board and Chief Executive Officer (CEO) will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the N&CG Committee will make its recommendation on the candidate to the Board.
Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the N&CG Committee in accordance with our Policy and Procedure for Stockholder Nominations to the Board, as described above under “Corporate Governance—N&CG Committee.” The Bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary of Sealed Air. A copy of our Amended and Restated Bylaws is posted on our website at https://ir.sealedair.com/corporate-governance/highlights.
Information Concerning Nominees
The information appearing in the following table sets forth, as of April 11, 2024, for each nominee for election as a director:
•	The nominee’s business experience for at least the past five years;
•	The year in which the nominee first became a director of Sealed Air;
•	The nominee’s age;
•	Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company; and
•	The reasons the Board concluded that the nominee should serve as one of our directors in light of our business and structure.
There are no family relationships among any of our directors, nominees for director and executive officers.
26

Proposal 1. Election of Directors
Nominees for Election as Directors
Director Since 2020 Age 62 Committees Audit N&CG	Zubaid Ahmad

Mr. Ahmad is the Founder and Managing Partner of Caravanserai Partners LLC, a merchant banking firm focused on M&A and sovereign advisory, strategic capital raising, and private equity transactions, which he established in 2017. Previously, Mr. Ahmad served at Citigroup Inc., where he was Vice Chairman, Institutional Clients Group, since joining the firm in 2010, and held a number of senior leadership roles, including Co-Head of Global Asset Managers group, Global Head of Sovereign Wealth Funds group, and Chief Operating Officer of the Global Corporate and Investment Banking division. Before Citigroup, Mr. Ahmad held senior roles at Standard Chartered, J.P. Morgan and Credit Suisse, among other firms. Mr. Ahmad has also served as a Senior Advisor to a number of firms: CPP Investments, a global investment organization that invests the assets of Canada Pension Plan from November 2019 to March 2023; Muzinich & Co., a diversified corporate credit asset manager from August 2017 to December 2021; and Actis, a leading global investor in sustainable infrastructure from May 2017 to October 2019.
Mr. Ahmad received a Bachelor of Science degree in business administration from Georgetown University and a Master of Business Administration degree from Harvard University.
Mr. Ahmad brings nearly 40 years of global experience in corporate and investment banking, having served corporate, asset management and government clients. His strong background in financial and investment markets, underpinned by his understanding of finance and accounting, as well as his work experience across a large number of countries in both developed and emerging economies, are of great value to the Board.

27

Proposal 1. Election of Directors
Director Since 2022 Age 65 Committees Audit (Chair) P&C Executive	Kevin C. Berryman

Mr. Berryman is the Interim Chief Financial Officer of Jacobs Solutions, Inc., a global professional services company that designs and deploys technology-centric solutions to solve complex challenges. Mr. Berryman joined Jacobs in December 2014 and served as President and Chief Financial Officer until August 2023. He then served as Special Advisor to the Chief Executive Officer of Jacobs from August 2023 to March 2024, and recently was reappointed as the Interim Chief Financial Officer. As President and Chief Financial Officer of Jacobs, Mr. Berryman was responsible for all aspects of corporate finance, including accounting, investor relations, strategy, mergers and acquisitions, global business services, tax, information technology and real estate functions. In addition, he oversaw internal audit and enterprise business services. Mr. Berryman served as one of the Executive Sponsors for PlanBeyond, Jacobs’ global sustainable business strategy, and represented Jacobs as a founding member of the United Nations Global Compact CFO Coalition for the Sustainable Development Goals (SDGs). Mr. Berryman was EVP and CFO at International Flavors and Fragrances Inc., an S&P 500 company and global creator of flavors and fragrances used in a wide variety of consumer products from May 2009 to December 2014. Prior to that he worked at Nestlé for nearly 25 years where he held various financial and operational roles including Treasury, M&A, Strategic Planning and CFO of Nestlé’s largest acquisition, Ralston Purina.
Mr. Berryman is a director of ITT, Inc., where he serves on the audit committee.
Mr. Berryman holds a Bachelor of Arts degree in economics from Occidental College and a Master of Business Administration degree in finance from The University of California, Los Angeles, where he serves as a board member for the Center for Global Management. Mr. Berryman also is a member of the board of PA Consulting Group, a private consulting group.
Mr. Berryman has over 40 years of professional experience in strategy, finance and operations. His financial leadership and experience in successful business transformations greatly benefit the Board.

28

Proposal 1. Election of Directors
Director Since 2019 Age 53 Committees N&CG P&C (Chair) Executive	Françoise Colpron

Ms. Colpron most recently served as Group President, North America of Valeo SA, a global automotive supplier, from 2008 to 2022, where she was responsible for the activities of the group in the United States, Mexico and Canada. She joined Valeo in 1998 in the legal department and had several roles, first as Legal Director for the Climate Control branch in Paris, and then as General Counsel for North and South America from 2005 to 2015. Before joining Valeo, Ms. Colpron began her career as a lawyer at Ogilvy Renault in Montreal, Canada (now part of the Norton Rose Group). Ms. Colpron’s global business experience includes prior work assignments in Europe, Asia and North America.
Ms. Colpron serves as a director of Celestica Inc., where she chairs the nominating and corporate governance committee and serves on the audit committee and the human resources and compensation committee. Ms. Colpron also serves as a director of Veralto Corporation, where she serves on the compensation committee and the nominating and governance committee.
Ms. Colpron earned a Civil Law degree in 1992 from the University of Montreal, Canada. In 2020, Ms. Colpron was recognized by Automotive News as one of the “100 Leading Women in the North American Auto Industry” and, in 2016, by Crain’s Detroit Business as one of the “100 Most Influential Women in Michigan,” a list that includes leaders in business, academia, nonprofits and public policy. Ms. Colpron was inducted into the French Légion d’Honneur in 2015.
Ms. Colpron’s international background as well as her extensive business and legal experience bring great value to the Board.

29

Proposal 1. Election of Directors
Director Since 2023 Age 53 Committee Audit	Clay M. Johnson

Mr. Johnson is Senior Advisor at Yum! Brands, Inc., a restaurant conglomerate that includes brands such as KFC, Pizza Hut, Taco Bell, and The Habit Burger Grill. Previously, he served as Chief Digital and Technology Officer of Yum! Brands from October 2019 to February 2024. In this role, Mr. Johnson oversaw Yum! Brands’ global technology strategy, partnered with the brands to create best-in-class digital journeys and led cross-brand efforts to accelerate Yum! Brands’ digital commerce strategy.
Prior to joining Yum! Brands, from January 2017 to October 2019, Mr. Johnson was Chief Information Officer and Executive Vice President, Global Business Services at Walmart, Inc., where he was responsible for leading the company’s enterprise information technology strategy, services, operations and cybersecurity. From July 2014 to January 2017, Mr. Johnson served as Chief Information Officer, Vice President and Corporate Officer at General Electric’s GE Power business where he had responsibility for information technology, cybersecurity, data and digital transformation. Mr. Johnson previously held multiple leadership roles at The Boeing Company, Dell Technologies Inc., Nortel Networks, FedEx Corporation and the United States Coast Guard.
Mr. Johnson earned his Bachelor of Science in computer science and engineering and Master of Business Administration from the University of Texas.
Mr. Johnson’s extensive experience and knowledge as an executive in digital and automation, information technology and cybersecurity are valuable resources to the Board.

30

Proposal 1. Election of Directors
Director Since 2017 Chair of the Board of Directors Age 67 Committees Ex Officio, Non-Voting Member of Audit and P&C Committees N&CG (Chair) Executive (Chair)	Henry R. Keizer

Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG, the U.S.-based and largest individual member firm of KPMG International, or KPMGI, a role from which he retired in December 2012. KPMGI is a professional services organization that provides audit, tax and advisory services in 152 countries. Mr. Keizer previously held a number of key leadership positions throughout his 35 years at KPMG, including Global Head of Audit from 2006 to 2010 and U.S. Vice Chairman of Audit from 2005 to 2010.
Mr. Keizer is Chairman of the board of GrafTech International Ltd. He is also a trustee and chair of the audit committee of the BlackRock Multi-Asset Fund Complex. He previously served as Chairman of the Board of Hertz Global Holdings, Inc. and The Hertz Corporation, where he also chaired the audit committee and served on the financing committee and the nominating and governance committee, until June 2021; as a director and audit committee chair of WABCO Holdings Inc. until May 2020; as a director of MUFG Americas Holdings, Inc. and MUFG Union Bank, a financial and bank holding company until 2016; and as a director of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company until July 2015. Mr. Keizer was also a director of the American Institute of Certified Public Accountants from 2008 to 2011.
Mr. Keizer holds a Bachelor’s degree in Accounting, summa cum laude, from Montclair State University, New Jersey.
Mr. Keizer has significant governance, management, operating and leadership skills gained as Deputy Chairman and Chief Operating Officer of KPMG and as a director of multiple public and private companies. Mr. Keizer is also a certified public accountant and financial expert. Mr. Keizer has over four decades of diverse industry perspective gained through advising companies engaged in manufacturing, banking, insurance, consumer products, retail, technology and energy, providing him with perspective on the issues facing major companies and the evolving global business environment.
Mr. Keizer provides the Board over 40 years of business and leadership experience with deep expertise in governance, operational efficiency, risk management, domestic and international operations and mergers and acquisitions.

31

Proposal 1. Election of Directors
Director Since 2019 Age 49 Committees Audit P&C	Harry A. Lawton III

Mr. Lawton has served as President and CEO and as a director of Tractor Supply Company since January 2020. Mr. Lawton previously served as President of Macy’s, Inc., from September 2017 to December 2019. As President of Macy’s, Mr. Lawton was responsible for all aspects of Macy’s brand, including merchandising, marketing, stores, operations, technology, and consumer insights and analytics. Previously, Mr. Lawton was senior vice president of eBay North America since April 2015. In that role, Mr. Lawton oversaw all aspects of eBay’s Americas business unit, including marketing, merchandising, operations, business selling, consumer selling, and advertising, as well as global responsibility for shipping, payments, risk, and trust. Prior to joining eBay, Mr. Lawton spent 10 years in various leadership roles at Home Depot, where he most recently was senior vice president for merchandising. Mr. Lawton also served as President, Online, and in that role, he was responsible for accelerating the growth of Home Depot’s Internet business. Prior to that, Mr. Lawton was an associate principal at McKinsey & Co., providing strategic advice to executive teams in consumer-packaged goods and manufacturing industries.
Mr. Lawton previously served on the board of Buffalo Wild Wings, Inc. He currently serves on the board of the National Retail Federation and the corporate advisory board for The University of Virginia’s Darden School of Business. He is also a member of the Business Roundtable.
Mr. Lawton holds a Master of Business Administration degree from the University of Virginia and dual Bachelor’s degrees in Chemical Engineering, and Pulp and Paper Technology from North Carolina State University.
Mr. Lawton’s education, business management experience and knowledge of the e-commerce and retail industries greatly benefit the Board.

32

Proposal 1. Election of Directors
Director Since 2020 Age 62 Committees Audit N&CG	Suzanne B. Rowland

Ms. Rowland is the former Group Vice President, Industrial Specialties, at Ashland Global Holdings, Inc., a position she held from June 2016 through March 2019 during the final phase of Ashland’s transformation from a holding company to a specialty chemicals company. Prior to joining Ashland, Ms. Rowland held senior executive positions at Tyco International including Vice President and General Manager, Fire Products and Vice President, Business Excellence, Flow Control. Previously, she worked at Rohm and Haas for over 20 years, where she served in senior executive roles including Vice President, Procurement & Logistics, and Vice President & Global Business Director, Adhesives.
Ms. Rowland is a director of James Hardie Industries, plc., where she serves on the audit committee and the compensation committee. Ms. Rowland previously served on the board of SPX Flow, Inc. from 2018 to April 2022, where she was chair of the compensation and human capital management committee and a member of the audit committee and the nominating, governance and sustainability committee. Ms. Rowland also served on the board of L.B. Foster Company from 2008 to December 2022 and was the chair of the nomination and governance committee.
Ms. Rowland received a Bachelor of Science degree in chemical engineering from the University of Pennsylvania and a Master of Science degree in business studies from the London Business School. In 2023, Ms. Rowland earned the Sustainability and Climate Risk Certificate from the Global Association of Risk Professionals.
Ms. Rowland’s extensive operational and leadership experience in global industrial material and equipment markets provides valuable insight into strategic and operational issues for Sealed Air. Her knowledge of sustainability, lean principles, strategic sourcing, mergers and acquisitions, and corporate governance are also beneficial assets to the Board.

33

Proposal 1. Election of Directors
Nominee Composition

Nominee Skills and Experience

| | Ahmad | Berryman | Colpron | Johnson | Keizer | Lawton | Rowland |
|---|---|---|---|---|---|---|---|
| **Executive Leadership** | • | • | • | • | • | • | • |
| **Global Business** | • | • | • | • | • | • | • |
| **Finance and Accounting** | • | • | | | • | • | • |
| **Manufacturing and Industry Experience** | • | • | • | • | • | | • |
| **Environmental and Sustainability** | | • | • | | | | • |
| **Strategic Planning** | • | • | • | • | • | • | • |
| **Corporate Governance** | • | | • | | • | • | • |
| **Risk Management** | • | • | • | • | • | • | • |
| **Technology, Science and Innovation** | | • | • | • | • | • | • |
| **Human Resources** | • | • | • | | • | • | • |

34

Beneficial Ownership Table

The following table sets forth, as of the record date of March 25, 2024 (or as otherwise indicated), the number of outstanding shares and the percentage of common stock beneficially owned:
•	by each person known to us to be the beneficial owner of more than five percent of the then-outstanding shares of common stock;
•
directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in “Executive Compensation—Executive Compensation Tables—2023 Summary Compensation Table”; and

•	directly or indirectly by all of our current directors and executive officers as a group.
The number of shares of common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days after the record date of March 25, 2024, or May 24, 2024, through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	27,864,601[1]	19.1%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	16,103,623[2]	11.1%
T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	10,373,797[3]	7.1%
Zubaid Ahmad	1,200[4]	*
Kevin C. Berryman	—[4]	*
Françoise Colpron	15,701	*
Clay M. Johnson	3,794	*
Henry R. Keizer	26,928	*
Harry A. Lawton III	18,811	*
Suzanne B. Rowland	—[4]	*
Emile Z. Chammas	240,746[5,6]	*
Tobias Grosso, Jr.	23,3405, [6]	*
Dustin J. Semach	4665, [6]	*
Jannick C. Thomsen	9,160[5,6]	*
Edward L. Doheny II	511,368[6,7,8]	*
Sergio Pupkin	50,074[6,9]	*
Christopher J. Stephens, Jr.	17,639[6,10]	*
All current directors, director nominees and executive officers as a group (16 persons)	437,943[11]	*
*	Less than 1%.
35

Beneficial Ownership Table
[1]
The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on January 19, 2024 by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. (including certain of its subsidiaries) had sole voting power with respect to 27,401,411 shares and sole dispositive power with respect to 27,864,601 shares. According to the Schedule 13G/A, BlackRock Fund Advisors and BlackRock Advisors, LLC, each a subsidiary of BlackRock, each also beneficially owned 5% or greater of our common stock.

[2]
The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 13, 2024 by The Vanguard Group, with respect to ownership of shares of common stock, which indicated that The Vanguard Group had shared voting power with respect to 56,037 shares, sole dispositive power with respect to 15,891,592 shares and shared dispositive power with respect to 212,031 shares.

[3]
The ownership information set forth in the table is based on information contained in a Schedule 13G, filed with the SEC on February 14, 2024 by T. Rowe Price Investment Management, Inc., with respect to ownership of shares of common stock, which indicated that T. Rowe Price Investment Management, Inc. had sole voting power with respect to 4,243,742 shares and sole dispositive power with respect to 10,373,797 shares.

[4]
The number of shares of common stock listed in the table does not include stock units held in the stock accounts of the non-employee directors under our Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units or transfer such units; see “Director Compensation—Deferred Compensation Plan” above. The stock units so held by non-employee directors are as follows:

Zubaid Ahmad	18,159
Kevin C. Berryman	10,453
Suzanne B. Rowland	13,338
Total	41,951
[5]
This figure does not include time-vesting restricted stock units awarded under the 2014 Omnibus Incentive Plan. The number of such restricted stock units held by the named executive officers and by the current directors, director nominees and executive officers as a group are as follows:

Emile Z. Chammas	54,855
Tobias Grasso, Jr.	11,805
Dustin J. Semach	78,012
Jannick C. Thomsen	25,022
Current directors, director nominees and executive officers as a group	227,830
[6]
This figure includes shares of common stock held under our 401(k) and Profit-Sharing Plan with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the current directors, director nominees and executive officers as a group under the plan are as follows:

Emile Z. Chammas	6,210
Tobias Grasso, Jr.	2,121
Dustin J. Semach	466
Jannick C. Thomsen	799
Edward L. Doheny II	2,263
Sergio Pupkin	2,389
Christopher J. Stephens, Jr.	567
Current directors, director nominees and executive officers as a group	21,578
[7]
This figure does not include restricted stock units in the form of stock leverage opportunity awards. Under our Annual Incentive Plan, eligible executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards. The SLO Program was sunset to new participants in 2019. The numbers of such restricted stock units held by the named executive officers and by the current directors, director nominees and executive officers as a group are as follows:

Edward L. Doheny II	56,069
Current directors, director nominees and executive officers as a group	—
[8]	Stock ownership of Mr. Doheny reflects holdings as of January 18, 2024, the last day of his employment with the Company.
[9]	Stock ownership of Mr. Pupkin reflects holdings as of December 31, 2023, the last day of his employment with the Company.
[10]	Stock ownership of Mr. Stephens reflects holdings as of May 5, 2023, the last day of his employment with the Company.
[11]
This figure includes, without duplication, the outstanding shares of common stock referred to in Note 6 above held by our current directors, director nominees and executive officers, and does not include stock units referred to in Notes 4 and 5 above held by our current directors, director nominees and executive officers.

36

Beneficial Ownership Table
The address of all individuals listed above is c/o Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2023, except that due to administrative oversight, one Form 4 was filed late on behalf of each of Mr. Ahmad, Mr. Berryman and Ms. Rowland, all relating to the deferred stock units they received as part of the 2023 annual retainer, and two Form 4s were filed late on behalf of Mr. Wichmann with respect to one equity award grant and the shares withheld on the vesting of three equity awards.
37

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, provides information on the key features of our executive compensation program for our named executive officers, or NEOs. This CD&A also describes the approach the People and Compensation Committee’s (“P&C Committee,” previously known as the Organization and Compensation Committee) took in deciding 2023 compensation for our NEOs.
Our CD&A includes five parts:
Our Named Executive Officers for 2023	page 39
Executive Summary	page 40
What Guides Our Executive Compensation Programs	page 43
2023 Compensation Decisions and Results	page 45
Other Features and Policies	page 53

38

Executive Compensation
Our Named Executive Officers for 2023
Name	Title (As of December 31, 2023)
Emile Z. Chammas	Interim Co-President and Co-CEO and Chief Operating Officer (“COO”)
Dustin J. Semach	Interim Co-President and Co-CEO and Chief Financial Officer (“CFO”)
Jannick C. Thomsen	Vice President, Chief People & Digital Officer
Sergio Pupkin	Senior Vice President, Chief Growth & Strategy Officer
Tobias Grasso, Jr.	President of the Americas
Edward L. Doheny II	Former President and CEO
Christopher J. Stephens, Jr.	Former Senior Vice President and CFO
Leadership Changes in 2023
The Company had leadership changes throughout 2023. For information about compensation decisions related to these transitions, please see the section “2023 Compensation Highlights” below.
April 2023	May 2023	October 2023	December 2023
• Mr. Semach joined the Company as CFO Designate on April 17, 2023, following Mr. Stephens’ retirement announcement.	• Mr. Stephens retired from the Company on May 5, 2023. • Mr. Semach assumed the CFO position on May 6, 2023.
• Mr. Doheny stepped down as President and CEO of the Company and as a member of the Board effective October 23, 2023, but remained in an advisory role until January 18, 2024.

• Mr. Chammas and Mr. Semach were appointed as Interim Co-Presidents and Co-CEOs, in addition to their respective COO and CFO roles.

• The Board initiated a comprehensive search, internally and externally, with the assistance of a leading executive search firm to identify the Company’s next CEO.
• Mr. Pupkin left the Company effective December 31, 2023.
39

Executive Compensation
Executive Summary
Key Business Performance in 2023
In 2023, Sealed Air reported net sales of $5.5 billion, Adjusted EBITDA of $1.1 billion and free cash flow of $467 million (excluding $195 million of payments and deposits related to the resolution of certain prior year tax matters). Throughout the year, we operated in a challenging macro-environment as high inflation, softer demand in both food and protective markets and destocking in the industrial and fulfillment sectors persisted.
We are refocusing our strategy on creating long-term, value-added partnerships with our customers to advance sustainable, automated and digital packaging solutions. We launched the CTO2Grow Program in 2023, which targets annualized cost reductions of $140 to $160 million by the end of 2025. The CTO2Grow Program seeks to improve the effectiveness and efficiency of our solutions-focused go-to-market organization, optimize our portfolio with a focus on automation, digital and sustainable solutions, streamline our supply chain footprint and drive SG&A productivity. We are continuing our transformation to improve the fundamentals in our business and position Sealed Air to capitalize on growth when our end markets recover.
2023 Compensation Highlights
Below is a summary of the key compensation decisions that the P&C Committee made for fiscal 2023. Additional details can be found in the section “2023 Compensation Decisions and Results.”
•
Base Salary. As part of the annual strategic review of base salaries, which takes into account peer and survey data, performance, changes in scope of responsibilities, and other relevant market factors, the P&C Committee approved base salary increases ranging from 3% to 8%, effective April 1, 2023.

•
Interim Co-President & Co-CEO Cash Stipend. Starting on October 23, 2023, a monthly cash stipend of $25,000 has been provided to each of Mr. Chammas and Mr. Semach in recognition of their additional responsibilities as Interim Co-Presidents and Co-CEOs as well as retaining their roles as COO and CFO, respectively.

•
2023 Annual Incentive Plan (“AIP”). Our 2023 AIP performed below target. Adjusted EBITDA and Net Sales performance came in below threshold with Free Cash Flow performing above threshold but below target. This resulted in a total annual incentive payout to our NEOs equal to 21.9% of target for fiscal 2023, without any further adjustment.

•
2023 Long-Term Incentive (“LTI”) Plan. Long-term equity incentives that were granted in 2023 consisted of performance share units (“PSUs”) for the 2023-2025 performance period (70% of the award) and time-vesting restricted stock units (“RSUs”) (30% of the award). For the 2023-2025 PSUs, the mix of performance metrics consisted of the following:

Performance Metric	Weighting
Adjusted EBITDA CAGR	50%
Return on Invested Capital (“ROIC”)	50%
Relative Total Shareholder Return (“TSR”)	Modifier
•
2021 – 2023 PSU Results. For the three-year period from January 1, 2021 to December 31, 2023, Adjusted EBITDA CAGR performance was below threshold and ROIC was above maximum. Because our relative TSR performance was in the bottom quartile for the period, a 75% multiplier was applied, resulting in a payout of 75% of target.

40

Executive Compensation
•	Additional Awards for 2023. The P&C Committee also granted certain additional awards in 2023 as shown below:
–
New hire awards for Mr. Semach including a cash sign-on bonus of $300,000 following his start date, which is subject to repayment to the Company if Mr. Semach voluntarily resigns within the first year of his employment; and new hire equity awards consisting of $1,500,000 of RSUs and $1,500,000 of PSUs.

–	RSU awards with a grant date value of $600,000 to each of Mr. Chammas and Mr. Semach to recognize their appointments to the Interim Co-President and Co-CEO roles in October 2023.
–	The ESG PSU awards, linked to the achievement of quantifiable goals over a five-year performance period.
2023 Say-on-Pay Vote and Stockholder Engagement
We are committed to an open dialogue with our stockholders on issues relevant to our business. As part of our regular engagement efforts, we speak to a broad group of stockholders each year. Topics discussed during 2023 include long-term strategy, financial performance, acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, leadership changes, executive compensation, sustainability, and environmental, social and governance matters.
In 2023, approximately 94% of the stockholders who voted on the advisory say-on-pay proposal approved the compensation of our NEOs, indicating strong support for our executive compensation program. The P&C Committee and the Board of Directors will continue to consider stockholder perspectives and the outcomes of the future say-on-pay votes when evaluating our executive compensation program and how we make decisions related to our NEOs’ compensation.
41

Executive Compensation
Compensation Governance Practices
The P&C Committee believes that our executive compensation program follows best practices and is aligned with long-term stockholder interests through the following:
What We Do
Drive a Pay for Performance Culture Through Variable Incentives	A majority of total target direct compensation for our NEOs is performance-based
100% Measurable Performance Goals for Both Annual and Long-Term Awards	Use multiple, balanced measures, including absolute and relative measures for long-term awards
Stock Ownership Policy	Multiple of base salary must be held in common stock — 6x for CEO and 3x for other NEOs; 50%-75% of after-tax shares must be held until ownership goal is met
Compensation Recoupment (Clawback) Policies
Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated, applies to each NEO, regardless of whether the NEO was responsible for the restatement

Partner with Independent Compensation Consultant	We engage an independent, third-party compensation advisor, Pearl Meyer, to assist with our compensation program
Double-Trigger Vesting of Equity Compensation Upon a Change in Control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment
What We Don’t Do
No Supplemental Executive Retirement Plans for NEOs	Only reasonable and competitive retirement programs offered
No Change in Control Excise Tax Gross-Ups	Consistent with our commitment to best practices
No Excessive Perquisites or Severance Benefits	Consistent with our commitment to best practices aligned to long-term stockholder interests
No Hedging or Pledging of Company Stock	Applies to all executive officers and directors
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Executive Compensation
What Guides Our Executive Compensation Program
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract, motivate and retain an effective leadership team. The P&C Committee believes our program should advance a high-accountability, performance-driven culture, encourage behaviors to drive business results and align the interest of our executives with those of our stockholders. These objectives guide the design of our executive compensation program:
Compensation at risk. A majority of compensation is performance-based, at-risk compensation with 70% of long-term equity incentives delivered using PSUs.
Performance drives pay. Actual awards earned under both our AIP and long-term incentive plans are tied to measurable and quantifiable goals to incentivize financial performance and generate long-term sustainable value for stockholders.
Balanced and market competitive incentives. A balanced mix of target compensation benchmarked to peer companies to attract, motivate and retain our leadership team.
Compensation Components
Under our executive compensation program, the P&C Committee establishes each principal element of target total direct compensation for our NEOs—i.e., base salary, annual incentive and long-term incentive compensation targets—taking into account the median range based on data from peer companies.
The following table summarizes the main components of total direct compensation under our executive compensation program for our NEOs.

[1]	Eligible executives may elect payout in RSUs. See additional details in “—2023 Compensation Decisions and Results—Annual Incentive Compensation—Employee Ownership Incentive Program.”
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Executive Compensation
The Decision-Making Process
The Role of the P&C Committee
The P&C Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the P&C Committee’s charter, which may be accessed at https://ir.sealedair.com/corporate-governance/committee-composition.
The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO(s), whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.
The Role of Independent Compensation Consultant
The P&C Committee has the sole authority to retain, oversee and terminate any compensation consultant used to assist in the evaluation of executive compensation and approve the consultant’s fees and retention terms. The P&C Committee has retained Pearl Meyer as its independent executive compensation consultant.
Pearl Meyer advised the P&C Committee on the selection of peer companies and provided comparative industry trends and peer group data regarding salary, and annual and long-term incentive compensation levels to support the P&C Committee’s decisions when setting 2023 compensation levels. Pearl Meyer also assisted the P&C Committee in selecting metrics and goals for the 2023 AIP and 2023 PSU awards, conducted the risk analysis of the Company’s incentive compensation plans and helped with compensation associated with the various leadership transitions including pay for the Interim Co-President & Co-CEO roles. In 2023, the P&C Committee assessed the independence of Pearl Meyer, pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the P&C Committee.
The Role of CEO and Management
Our human resources, finance, and legal teams support the P&C Committee in the execution of its responsibilities. Management, in collaboration with the independent compensation consultant, oversees the development of materials for each P&C Committee meeting, including market data, historical compensation, and Company performance metrics. Management also provides the P&C Committee with business context and recommendations for setting incentive compensation design. The CEO(s) provides the P&C Committee with an annual performance review of the other NEOs and makes recommendations to the P&C Committee regarding the target total direct compensation opportunity for those NEOs. No NEO, including the CEO(s), has a role in determining their own compensation.
The Role of Peer Groups
The P&C Committee uses data from a peer group as a factor in setting executive compensation levels and in designing the executive compensation program. The peer group is reviewed annually by the P&C Committee. The P&C Committee includes companies primarily in the materials sector that are comparable to Sealed Air based on sales, number of employees and market capitalization. The table below sets forth the 2023 Compensation Peer Group.
2023 Peer Group Companies
AptarGroup, Inc.	Ashland Inc.	Avery Dennison Corporation
Avient Corporation	Axalta Coating Systems Ltd.	Ball Corporation
Berry Global Group, Inc.	Celanese Corporation	Crown Holdings, Inc.
Dover Corporation	Fortive Corporation	Graphic Packaging Holding Company
Packaging Corporation of America	Silgan Holdings Inc.	Sonoco Products Co.
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Executive Compensation
The P&C Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other industry and market data provided by Pearl Meyer related to general industry executive compensation trends.
2023 Compensation Decisions and Results
Base Salary
Base salary, as a fixed component of compensation, is an important part of a competitive compensation package. The P&C Committee establishes salary levels for NEOs primarily based on consideration of the median range for the peer companies for similar roles and responsibilities. The P&C Committee also considers broad-based surveys of compensation trends and practices at other industrial companies in the United States, as well as performance and overall role and scope of responsibilities.
In 2023, the P&C Committee set the base salaries of each of the NEOs to better align with market pay, as follows:
Name	2022 Salary	2023 Salary	% Increase
Emile Z. Chammas[1]	$755,836	$778,511	3%
Dustin J. Semach[1,2]	$—	$640,000	—
Jannick C. Thomsen	$575,000	$600,875	5%
Sergio Pupkin[3]	$550,000	$591,250	8%
Tobias Grasso, Jr.[4]	$—	$445,578	—
Edward L. Doheny II5	$1,300,557	$1,339,574	3%
Christopher J. Stephens, Jr.[6]	$662,400	$662,400	—
[1]	Mr. Chammas and Mr. Semach were appointed Interim Co-Presidents and Co-CEOs effective October 23, 2023, while maintaining their respective roles as COO and CFO.
[2]	Mr. Semach joined the Company’s as CFO Designate on April 17, 2023, and assumed the CFO position on May 6, 2023.
[3]	Mr. Pupkin left the Company effective December 31, 2023.
[4]	Mr. Grasso was an NEO for the first time in 2023.
[5]	Mr. Doheny stepped down as President and CEO effective October 23, 2023.
[6]	Mr. Stephens retired as CFO effective May 5, 2023.
Mr. Chammas and Mr. Semach also receive a monthly cash stipend of $25,000, starting on October 23, 2023, for as long as they serve in the role of Interim Co-President & Co-CEO in addition to their base salaries for their roles as the COO and CFO, respectively. This stipend is not included in the table above.
Annual Incentive Compensation
The AIP is designed to drive performance results based on the achievement of our annual financial goals, with emphasis on performance and alignment of the interests of our NEOs with our stockholders. The AIP provides the opportunity to earn a significantly higher annual incentive award (up to 200%) if target performance is exceeded, as well as the risk of a significantly lower annual incentive award, or even no annual incentive award, if minimum performance is not achieved.
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Executive Compensation
Setting Target Award Levels
The P&C Committee determines the target award opportunity for each NEO as a percentage of the NEO’s base salary. The target percentages established for 2023 were based on each NEO’s role, with consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices. The following table shows the target annual incentive award opportunity for each NEO:
Name	2023 Salary	Target %	Target Annual Award
Emile Z. Chammas	$778,511	80%	$622,809
Dustin J. Semach[1]	$640,000	80%	$512,000
Jannick C. Thomsen	$600,875	80%	$480,700
Sergio Pupkin[2]	$591,250	80%	$473,000
Tobias Grasso, Jr.	$445,578	60%	$267,347
Edward L. Doheny II3	$1,339,574	125%	$1,674,467
Christopher J. Stephens, Jr.[2]	$662,400	80%	$529,920
[1]	Mr. Semach’s 2023 target annual award opportunity was prorated based on his start date of April 17, 2023.
[2]	Mr. Pupkin and Mr. Stephens were no longer employed by the Company at the time of payout. Accordingly, they were not eligible for annual incentive award payouts for the 2023 performance year.
[3]	Pursuant to Mr. Doheny’s employment agreement, he was eligible to receive an annual incentive award based on actual performance for the 2023 performance year.
Setting Performance Goals
AIP awards are based primarily on achievement against pre-established financial performance goals, resulting in a “Financial Achievement Factor,” and may be adjusted by the P&C Committee for performance against other strategic and operational goals. The P&C Committee established three financial performance metrics for 2023 to determine the Financial Achievement Factor:
Performance Metric	Measurement	Weighting
Adjusted EBITDA	Net earnings plus net interest expense, taxes and depreciation and amortization, adjusted to exclude the impact of special items	50%
Net Sales	Consolidated net revenues from external third parties and excluding intercompany sales	25%
Free Cash Flow	Net cash provided by operating activities less capital expenditures	25%
In order to ensure that achievement of these measures represents the performance of the core business, Adjusted EBITDA and Net Sales were calculated at the 2023 budgeted foreign exchange rates. No other material adjustments were made to the 2023 Adjusted EBITDA and Net Sales results. Free Cash Flow performance for the purposes of determining AIP payouts is calculated as Free Cash Flow for the 12-month period from January 2023 to December 2023, adjusted to exclude certain payments and deposits related to the resolution of prior year tax matters and qualifying restructuring payments. The information contained in “Annex B – Reconciliation of GAAP and Non-GAAP Financial Measures” reconciles Adjusted EBITDA and free cash flow as disclosed in our 2023 Annual Report on Form 10-K to their corresponding GAAP financial measures and does not reflect the above adjustments.
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Executive Compensation
2023 AIP Performance Results
In early 2024, the P&C Committee reviewed the Company’s financial performance to determine the 2023 Financial Achievement Factor. The following chart summarizes the results of this analysis:

The P&C Committee believes that it is important to evaluate the performance of our NEOs based on not only the financial performance of the Company, but also on achievement of strategic and operational goals that demonstrate alignment between our executives and stockholders and that prioritize value creation opportunities. The P&C Committee determined that achievement towards these goals in 2023 warranted payouts under the AIP based on the Financial Achievement Factor without further adjustment.
2023 AIP Payouts
The following table summarizes the annual incentive awards determined for each of the NEOs for 2023:
Name	Target Annual Award	Financial Achievement Factor	Annual Incentive Award
Emile Z. Chammas	$622,809	21.9%	$136,395
Dustin J. Semach[1]	$363,310	21.9%	$79,565
Jannick C. Thomsen	$480,700	21.9%	$105,273
Sergio Pupkin[2]	$473,000	—	—
Tobias Grasso, Jr.	$267,347	21.9%	$58,549
Edward L. Doheny II3	$1,674,467	21.9%	$366,708
Christopher J. Stephens, Jr.[2]	$529,920	—	—
[1]	Mr. Semach’s annual incentive award was prorated based on his start date of April 17, 2023.
[2]	Mr. Pupkin and Mr. Stephens were no longer employed by the Company at the time of payout, and as a result, they were not eligible for annual incentive award payouts for the 2023 performance year.
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Executive Compensation
[3]	Pursuant to Mr. Doheny’s employment agreement, he was eligible to receive an annual incentive award based on actual performance for the 2023 performance year.
Employee Ownership Incentive Program
To continue advancing its ownership culture across the organization, the Employee Ownership Incentive (“EOI”) Program was launched in 2023, under which NEOs and certain other eligible employees may elect to have a portion of their AIP award paid in the form of RSU awards under the 2014 Omnibus Incentive Plan.
Key features of EOI Program include:
•	The EOI election applies only to the portion of the AIP award (if any) that exceeds 75% of the target award amount, subject to a minimum award value of $5,000.
•
Following the performance results determination for AIP awards each year, the portion of the award covered by an EOI election (if any) is converted into a number of RSUs based on the closing price of our common stock on the grant date. This is referred to as the “principal portion” of an EOI award, which is vested upon grant (other than a termination for cause) and pays out in equal annual installments over two years.

•
To encourage participation in the EOI Program, any person who receives the principal portion of an EOI award will also receive an additional award of RSUs, referred to as the “premium portion” of an EOI award, in an amount equal to 25% of the principal portion. The premium portion becomes vested and pays out in equal annual installments over two years, subject to continued employment (with limited exceptions for death, disability, retirement, or change in control).

For purposes of the executive compensation tables following this CD&A, (i) the principal portion of any EOI award is reported at grant as non-equity incentive plan compensation in the Summary Compensation Table and Grants of Plan-Based Awards Table and will be included in the Nonqualified Deferred Compensation Plan Table thereafter, and (ii) the premium portion of any EOI award will be shown as a stock award for the year of grant in the Summary Compensation Table and Grants of Plan-Based Awards Table and will be included in the Outstanding Equity Awards and Stock Vested Tables thereafter.
All of the NEOs (other than Mr. Semach who joined the Company after the election period closed) made an EOI election for 2023, but because the AIP award payout percentage was less than 75% of target, no EOI awards were granted for the year.
Long-Term Equity Incentives
Our LTI award program seeks to provide incentives for our executives to achieve long-term financial objectives that drive stockholder value creation and support the Company’s retention strategy. For 2023, 70% of the target long-term incentive opportunity for our NEOs was in the form of PSUs, and 30% was in the form of RSUs. The P&C Committee believes the mix of PSUs and RSUs provides an appropriate balance between the goals of encouraging long-term performance, retention, and value creation while keeping the emphasis on three-year measurable performance results.
2023 LTI Award Targets
During the first quarter of 2023, the P&C Committee established target award levels for the NEOs after taking into account the median range for long-term incentive compensation for executives with similar positions and responsibilities.
The following table shows the total target value of the LTI awards for 2023 established by the P&C Committee for the NEOs:
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Executive Compensation
Name	Target % of Salary	LTI Target Value
Emile Z. Chammas	200%	$ 1,557,023
Dustin J. Semach[1]	—	—
Jannick C. Thomsen	170%	$1,021,488
Sergio Pupkin	170%	$1,005,125
Tobias Grasso, Jr.	135%	$601,531
Edward L. Doheny II2	—	$ 7,000,000
Christopher J. Stephens, Jr.[3]	—	—
[1]
Mr. Semach was hired in April 2023, and as a result, the P&C Committee did not establish any 2023 LTI award target for Mr. Semach. Instead, he received new hire RSU and PSU awards, as discussed under “Additional Equity Awards for 2023” below.

[2]	Mr. Doheny’s LTI value was determined based upon a specified dollar amount rather than a percentage based on the amount included in his offer letter agreement.
[3]	Mr. Stephens did not receive any 2023 LTI grants as the result of his previously announced retirement.
2023-2025 PSU Awards
PSU awards provide for three-year performance periods with vesting based on achievement of goals. During the first quarter of 2023, the P&C Committee established PSU award performance goals and the relative TSR modifier for the performance period from January 1, 2023 through December 31, 2025. We refer to these as the 2023-2025 PSUs.
The target number of PSUs was determined by dividing 70% of the long-term incentive award dollar amount by the closing price of our common stock on the grant date (rounded up to the next whole share) and allocating the resulting target number to each of the weighted primary performance metrics for the award, as follows:
		Target Award (# of PSUs)
Name	Total PSU Target Value	Adj. EBITDA CAGR	ROIC
Emile Z. Chammas	$1,089,916	11,225	11,225
Dustin J. Semach[1]	—	—	—
Jannick C. Thomsen	$715,042	7,364	7,364
Sergio Pupkin	$703,588	7,247	7,247
Tobias Grasso, Jr.	$421,072	4,337	4,337
Edward L. Doheny II	$4,900,000	50,464	50,464
Christopher J. Stephens, Jr.[2]	—	—	—
[1]	Mr. Semach did not receive an annual PSU grant in 2023. See “Additional Equity Awards for 2023” below regarding his new-hire PSU award.
[2]	Mr. Stephens did not receive an annual PSU grant in 2023 as the result of his previously announced retirement.
Collectively, these primary metrics are intended to reward value creation through profitable growth and attractive returns on invested capital. The P&C Committee included relative TSR as a modifier to these primary goals, as described below, to balance achievement of internal goals with performance against the broader market in an easily measurable metric that directly demonstrates value creation for our stockholders.
Each primary metric has a payout percentage ranging from 50% (at threshold performance) to 100% (at target performance) and 200% (at or above maximum performance). The payout percentage is interpolated for performance between any two levels (above threshold), and no shares will be earned for results below threshold.
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Executive Compensation
Adjusted EBITDA CAGR Goal (weighted 50%)
The Adjusted EBITDA CAGR metric measures the cumulative average growth rate (using the base year of 2022) of Adjusted EBITDA achieved at the end of the performance period. For this purpose, Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization, derived from our U.S. GAAP net earnings and subject to certain specified adjustments.
Return on Invested Capital Goal (weighted 50%)
The ROIC metric measures the percentage of invested assets which are converted to income. ROIC is the result of dividing the Company’s net adjusted operating profit after tax by total capital. Total capital excludes cash. ROIC achievement will be calculated as the average of the 12 quarter-end calculations of ROIC from January 1, 2023 through December 31, 2025. The calculation will include an adjustment for acquisitions and divestitures, made after the grant date, and may include other permitted adjustments as allowed for within the provisions of the award resolution.
Relative TSR Modifier
The relative TSR modifier acts as a multiplier against the percentage of target earned based on Adjusted EBITDA CAGR and ROIC performance.
TSR represents the percentage change in the share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price will be calculated as an average of 31 data points: the closing share price on January 3, 2023 and the closing share price +/-15 trading days from January 3, 2023. The ending share price will be calculated as an average of 31 data points: the closing share price on December 31, 2025 and the closing share price +/-15 trading days from December 31, 2025.
The performance of relative TSR will be assessed in comparison to the percentile rank of the component companies (unweighted) of the S&P 500 index as of January 3, 2023 where the lowest ranked company will be the 0% rank, the middle-ranked company will be the 50th percentile rank and the top ranked company will be the 100th percentile rank. The applicable multiplier for the relative TSR result is as follows:
Relative TSR Modifier
Achievement	TSR Percentile Rank	% of Shares Earned
Bottom Quartile	< 25th percentile	Performance x 75%
Second or Third Quartile	≥ 25th percentile and < 75th percentile	Performance x 100%
Top Quartile	≥ 75th percentile	Performance x 125%
2023 RSU Awards
RSU awards vest in equal annual installments over the three-year period following the date of grant in February 2023. The NEO generally must remain employed with us through each vesting date to earn the shares vesting on that date, other than in case of termination of employment due to death or disability, or an involuntary termination within two years after a change in control. In this manner, RSUs encourage retention of our NEOs, while also aligning their interests with those of our stockholders.
The number of RSUs was determined by dividing 30% of the long-term incentive award dollar amount by the closing price of our common stock on the grant date (rounded up to the next whole share).
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Executive Compensation
Name	Total RSU Target Value	# of RSUs
Emile Z. Chammas	$467,107	9,622
Dustin J. Semach[1]	—	—
Jannick C. Thomsen	$306,446	6,312
Sergio Pupkin	$301,538	6,211
Tobias Grasso, Jr.	$180,459	3,717
Edward L. Doheny II	$2,100,000	43,255
Christopher J. Stephens, Jr.[2]	—	—
[1]	Mr. Semach did not receive an annual RSU grant in 2023. See “Additional Equity Awards for 2023” below regarding his new-hire RSU award.
[2]	Mr. Stephens did not receive an annual RSU grant in 2023 as the result of his previously announced retirement.
Additional Equity Awards for 2023
New Hire RSU and PSU Awards
In accordance with his 2023 offer letter, the P&C Committee approved new hire equity awards to Mr. Semach including 32,018 RSUs and 32,018 PSUs (target), each with an aggregate grant date value of $1,500,000. The number of units granted under each award was determined by dividing $1,500,000 by the closing price of the Company’s common stock on April 18, 2023 (rounded up to the next whole share). The RSUs vest in equal annual installments over a three-year period beginning on the grant date, pursuant to the same terms and provisions as our annual RSU awards. The PSUs were awarded on the same terms and provisions as the ESG PSUs described below. The P&C Committee believes these awards were necessary to induce Mr. Semach to accept our offer of employment and will provide necessary retentive value, performance incentives, and alignment of interests with longer-term stockholders.
Interim Co-President and Co-CEO RSU Awards
In December 2023, the P&C Committee granted each of Mr. Chammas and Mr. Semach an award of 20,994 RSUs. The number of RSUs for each award was determined by dividing $600,000 by the closing price of the Company’s common stock on October 23, 2023, the day they were appointed to the Interim Co-President and Co-CEO role (rounded up to the next whole share). The RSUs vest in equal annual installments over a three-year period starting on the first anniversary of the grant date, pursuant to generally the same terms and provisions as annual RSU awards, except that they will vest in full in the case of an involuntary termination of employment by the Company without cause. The P&C Committee believes these awards were necessary to recognize Mr. Chammas and Mr. Semach for their additional responsibilities as Interim Co-Presidents and Co-CEOs as well as retaining their current roles as COO and CFO, respectively.
PSUs Linked to Achievement of Environmental and Social Goals
As disclosed in last year’s proxy statement, the P&C Committee approved an equity award of PSUs to our NEOs (other than Mr. Stephens) and other key employees in 2023 based on quantifiable, pre-determined environmental and social goals over a five-year performance period (the “ESG PSUs”). The following summarizes the key features of the ESG PSUs:
Award Value
. The target number of ESG PSUs was based on a dollar amount determined by the P&C Committee.
Performance Period
. January 1, 2023 – December 31, 2027
Core Goals
. The ESG PSUs become earned under a formula based on four primary, separately weighted ESG goals. Each goal has a payout percentage ranging from 80% (at threshold performance) to 100% (at target performance). The following summarizes the key features of each goal:
•	Sustainable Solutions (weighted 50%). This portion becomes earned based on the offering of an amount of recycled or renewable content across all of the Company’s material solutions.
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Executive Compensation
•	Climate Change (weighted 25%). This portion becomes earned based on the decrease in the Company’s GHG intensity of operations as compared to the Company’s GHG intensity in 2019 (used as a base year).
•	Diversity (weighted 15%). This portion becomes earned based on the percentage of females in professional roles within the global workforce.
•	Belonging/Inclusion (weighted 10%). This portion becomes earned based on the belonging and inclusion index score from the Company’s annual belonging survey.
Payout Modifiers. The ESG PSUs include two modifiers. First, there is an upward modifier (125% - 150%) based on a goal tied to automation and prismiq™ sales. There is also a 125% modifier that applies if the target performance level is achieved for all four core goals. As a result, the final payout for the ESG PSUs can range from 0% to 187.5% of target.
The ESG PSUs include provisions to adjust the measures for acquisition and divestiture activity over the performance period.
Performance Results for 2021 – 2023 PSU Award
In early 2024, the P&C Committee determined the performance results for the 2021-2023 PSUs granted in early 2021. The 2021-2023 PSUs were earned at 75% of target, based on achievement of each of the two goals measured over the 2021-2023 performance period with TSR as a modifier, as follows:

[1]
The Adjusted EBITDA CAGR metric measures the cumulative average growth rate (using the base year of 2020) of Adjusted EBITDA achieved at the end of the Performance Period. For this purpose, Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation and amortization for calendar year 2023, derived from the Company’s U.S. GAAP net earnings subject to certain specified adjustments.

[2]
The Return on Invested Capital (ROIC) metric measures the percentage of invested assets which are converted to income for stakeholders utilizing Net Adjusted Operating Profit After Tax (NAOPAT) for each quarter during the 2021—2023 performance period as a percentage of total capital.

[3]
The Relative TSR modifier measures the percent change in share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price was calculated as an average of 31 data points: the closing share price on January 4, 2021 and the closing share price +/- 15 trading days from January 4, 2021. The ending share price was calculated as an average of 31 data points: the closing share price on December 29, 2023 and the closing share price +/- 15 trading days from December 29, 2023. The performance of this metric was assessed in comparison to component companies of the S&P 500 index. The lowest ranked company was the 0th percentile rank, the middle-ranked company was the 50th percentile rank and the top ranked company was the 100th percentile rank. If a company was acquired or otherwise is no longer publicly traded and its share price no longer available, it was excluded from the component companies.

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Executive Compensation
Other Features and Policies
Stock Ownership Guidelines
Position	Retention Rate[1]	Ownership Requirement (Multiple of Salary)
CEO	75%	6x
Executive Leadership Team (including all non-CEO NEOs)[2]	50%	3x
All other Executive officers	50%	2x
[1]	Until ownership requirements are met.
[2]	These stock ownership requirements continue to apply to Mr. Chammas and Mr. Semach while they serve as the Interim Co-Presidents and Co-CEOs.
In order to align the interests of our NEOs and stockholders, we believe that our NEOs should have a significant financial stake in Sealed Air. To further that goal, the following stock ownership guidelines apply to our NEOs and other key executives:
•	Share equivalents held in our tax-qualified retirement plans are included, but unvested awards under our equity compensation plans are excluded;
•
Until the minimum stock ownership has been reached, executive officers are expected to retain a percentage of the shares received as awards under our equity compensation plans after payment of applicable taxes; and

•	The P&C Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of financial hardship.
As of March 25, 2024, all of our current NEOs had either met the ownership guidelines or will have shares retained at vesting as required by the guidelines.
Savings, Retirement and Health and Welfare Benefits
Our NEOs participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the United States, our NEOs participate in a tax-qualified defined contribution retirement plan, the Sealed Air Corporation 401(k) and Profit-Sharing Plan. As a result of participating in this broad-based retirement plan, our executive officers are eligible to receive profit-sharing and matching contributions paid by us, up to IRS limits applicable to tax-qualified plans.
U.S.-based NEOs may elect to defer a portion of salary or cash incentive awards under our nonqualified deferred compensation plan. The P&C Committee believes that this plan is appropriate because executives are limited in the amount that they can save for retirement under the 401(k) and Profit-Sharing Plan due to IRS limits applicable to tax-qualified retirement plans. No employer contributions are provided under the deferred compensation plan.
We do not offer any other nonqualified excess or supplemental benefit plans to our NEOs in the United States.
All of our NEOs participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.
Perquisites and Other Personal Benefits
Consistent with our performance-oriented environment, we generally provide limited perquisites to NEOs, as included under the “All Other Compensation” column in “—Executive Compensation Tables—2023 Summary Compensation Table.”
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Executive Compensation
These perquisites are intended to provide a competitive compensation package for retention and in light of then current circumstances.
Compensation Recoupment (Clawback) Policy
Effective October 2, 2023, the P&C Committee adopted a new compensation recoupment (clawback) policy, the Dodd-Frank Clawback Policy, in compliance with the SEC’s adoption of final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable NYSE listing standards. The Dodd-Frank Clawback Policy requires each executive officer to reimburse us for annual or long-term incentive compensation paid, earned, or granted to the executive officer based on the achievement of financial results in the three completed fiscal years immediately prior to the date upon which we are required to make a financial restatement, to the extent the amount of the annual or long-term incentive compensation is greater than what the executive officer would have received based on the restated financial results. Reimbursement of these amounts is required, regardless of whether the executive officer was responsible for the restatement.
In addition, in order to preserve the scope of our previous clawback policy, we adopted an additional clawback policy for other key executives within the Company. The additional clawback policy requires reimbursement of annual and long-term incentive compensation in the same manner as the Dodd-Frank Clawback Policy, upon the P&C Committee’s determination to seek reimbursement.
Our clawback policies are an integral part of our overall risk management practices which ensure that compensation programs do not encourage manipulation of financial results. Both clawback policies have been incorporated into our equity award documents.
Employment, Severance and Change in Control Arrangements
Employment Agreements
We sometimes enter into offer letter agreements with our executives in connection with their recruitment. We entered into an offer letter agreement, dated September 5, 2017, with Mr. Doheny in connection with his recruitment, which was amended on December 10, 2020 and August 30, 2022. We received guidance from our independent compensation consultant during the negotiation of the agreement. The offer letter agreement includes provisions regarding Mr. Doheny’s position and duties, compensation, post-employment covenants and other matters, including provisions regarding certain severance benefits. As described under “—Executive Compensation Tables—Payments Upon Termination or Change in Control” below, Mr. Doheny received those severance benefits in connection with his employment termination in January 2024 following a required 90-day notice period.
We also entered into an offer letter agreement with Mr. Semach dated March 15, 2023, as amended on March 20, 2023, in connection with his recruitment. The offer letter agreement includes provisions regarding Mr. Semach’s position and duties, compensation, post-employment covenants, and other matters, including a sign-on cash bonus and RSU and PSU awards.
Executive Severance Plan
The NEOs are covered by the Company’s Executive Severance Plan. This plan provides for reasonable severance benefits in the case of an executive’s involuntary termination of employment, either by us without “cause” or by the executive for “good reason.” The P&C Committee believes that the Executive Severance Plan serves the interests of stockholders by encouraging the retention of our management team.
Under the Executive Severance Plan, in the case of an involuntary termination of employment without cause or with good reason, the executive is eligible for severance benefits equal to one year of base salary and target annual bonus payable in installments over 12 months and health and welfare benefits for a period of 12 months. If the qualifying termination
54

Executive Compensation
occurs upon or within two years after a change in control of Sealed Air, the executive is instead entitled to receive (1) a lump sum payment equal to two years of the sum of base salary and target annual bonus, (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards.
Severance benefits are conditioned upon the executive giving us a general release of claims at the time of separation. Benefits are also conditioned upon the executive’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the plan in connection with a change in control.
If an executive covered by the plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the plan.
Timing of Equity Grants
Annual PSU and RSU awards to our executive officers under our 2014 Omnibus Incentive Plan are made at a meeting of the P&C Committee held during the first 90 days of each year.
To the extent that other awards of restricted stock, RSUs, or PSUs may be made to executive officers, they are generally made at regular or special meetings or by unanimous written consents of the P&C Committee. Awards are generally effective on the date of such meetings or unanimous written consents. Dates for P&C Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of any material non-public information.
Section 162(m) Considerations
Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to certain covered employees (generally including the NEOs) in any calendar year. As a result, compensation paid in excess of $1 million to our NEOs generally will not be deductible by the Company. The P&C Committee designs compensation programs that are intended to be in the best long-term interests of Sealed Air and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.
P&C Committee Report
The P&C Committee has reviewed and discussed the CD&A with management. Based on its review and discussions with management, the members of the Committee recommended to the Board of Directors that the CD&A be included in Sealed Air’s 2024 Proxy Statement and incorporated by reference into Sealed Air’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
People and Compensation Committee
Françoise Colpron, Chair
Kevin C. Berryman
Harry A. Lawton III
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Executive Compensation
Board Oversight of Compensation Risks
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Sealed Air. In 2023, as in prior years, at the request of the P&C Committee and with the assistance of Pearl Meyer, we evaluated our incentive compensation plans relative to our enterprise risks and determined that there were no significant changes to the compensation risks identified below. We determined, with consideration of advice from Pearl Meyer, that there were no significant risk areas from a compensation risk perspective.
With respect to our executive compensation programs, a number of risk mitigation features were in place in 2023, including the following:
  The primary AIP metric focused on earnings and the P&C Committee had discretion to adjust bonus pool funding and individual award payouts.
  The principal long-term incentive program for executives is PSU awards that vest based on achievement of measurable financial three-year goals balanced by relative total stockholder return performance. No stock options were used.
  The P&C Committee has discretion in extraordinary circumstances to reduce payout on PSU awards below the amount otherwise earned.
  Pay leverage is reasonable and generally does not exceed 200% of target for Annual Incentive Plan and 250% for PSU awards.
  Our clawback policies discourage excessive risk taking and manipulation of financial results.
  Our stock ownership guidelines require executives to hold a portion of vested equity awards during employment, thus discouraging excessive risk taking.
  Different metrics are used for annual and long-term incentive plans for executives, thus not placing too much emphasis on a single metric.
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Executive Compensation
Executive Compensation Tables
2023 Summary Compensation Table
The following table shows compensation for our named executive officers for the years indicated.
Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Emile Z. Chammas Interim Co-President and Co-CEO and COO	2023	772,842	57,292	4,264,948	136,395	29,700	5,261,177
	2022	745,140	—	1,632,765	642,763	27,450	3,048,118
	2021	704,564	—	1,247,908	513,398	26,100	2,491,970
Dustin J. Semach[5] Interim Co-President and Co-CEO and CFO	2023	453,333	357,292	3,709,893	79,565	152,122	4,752,205
Jannick C. Thomsen VP, Chief People and Digital Officer	2023	594,406	—	2,520,168	105,273	29,700	3,249,547
	2022	492,477	75,000	1,971,695	419,317	27,450	2,985,939
Sergio Pupkin SVP, Chief Growth and Strategy Officer	2023	580,938	—	2,503,924	—	86,551	3,171,413
	2022	537,500	—	990,045	467,720	29,850	2,025,115
	2021	472,937	—	771,055	270,000	26,100	1,540,092
Tobias Grasso, Jr.[5] Americas President	2023	442,334	—	1,600,883	58,549	29,700	2,131,466
Edward L. Doheny II Former President and CEO	2023	1,329,820	—	13,991,037	366,708	29,700	15,717,264
	2022	1,288,052	—	9,032,190	—	30,700	10,350,942
	2021	1,241,430	—	8,407,162	—	26,100	9,674,692
Christopher J. Stephens, Jr. Former CFO	2023	233,345	—	—	—	29,917	263,262
	2022	656,800	—	1,391,049	563,305	30,650	2,641,804
	2021	640,000	300,000	2,620,115	460,800	133,709	4,154,624
[1]
Amounts in this column represent sign-on cash bonuses for the years indicated. In addition, for 2023, includes $57,292 for each of Mr. Chammas and Mr. Semach as a monthly stipend beginning in October 2023 upon their appointment to the Interim Co-President and Co-CEO role.

[2]
The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that may be earned by the named executive officers. Equity awards granted during each year may include: (a) RSU awards granted under the 2014 Omnibus Incentive Plan; (b) Stock Leverage Opportunity (“SLO”) awards under the Annual Incentive Plan for years before 2023; and (c) PSU awards granted under the 2014 Omnibus Incentive Plan. RSU awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the average closing price of our common stock for the first 15 trading days of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the grant date fair value on the date on which the PSU award was granted by the P&C Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for the primary performance goals. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For the 2023-2025 PSU awards, which are subject to a modifier based on relative TSR performance, the grant date fair value is based on a Monte Carlo simulation value (which was $48.46 per share). For additional assumptions made in valuing these awards and other information, see Note 21, “Stockholders’ Equity,” of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For the annual PSU awards granted in February 2023 and the EGS PSUs, the value of the awards as of the grant date, assuming that the highest level of performance conditions would be achieved (which is 250% of target for the 2023-2025 PSUs and 187.5% of target for the ESG PSUs), is as follows:

Name	Maximum 2023-2025 PSU Award ($)	Maximum 2023 – 2027 ESG PSU Award ($)
Emile Z. Chammas	2,719,818	3,750,123
Dustin J. Semach	—	2,812,581
Jannick C. Thomsen	1,784,297	2,812,502
Sergio Pupkin	1,755,948	2,812,502
Tobias Grasso, Jr.	1,050,855	1,875,153
Edward L. Doheny II	12,227,427	13,125,068
Christopher J. Stephens, Jr.	—	—
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Executive Compensation
[3]
The amounts in the Non-Equity Incentive Compensation column for 2023 reflect the cash portion of annual bonuses earned by the named executive officers for 2023. Mr. Pupkin and Mr. Stephens terminated employment before the time of payout and therefore did not receive a 2023 cash payout.

[4]	The amounts shown in the All Other Compensation column for 2023 are attributable to the following:
Name	Company Profit Sharing Contribution* ($)	Company 401(k) Matching Contributions* ($)	Relocation Costs** ($)	Tax Gross Up*** ($)	Vacation Payouts**** ($)	Total ($)
Emile Z. Chammas	16,500	13,200	—	—	—	29,700
Dustin J. Semach	16,500	13,200	73,126	49,296	—	152,122
Jannick C. Thomsen	16,500	13,200	—	—	—	29,700
Sergio Pupkin	16,500	13,200	—	—	56,851	86,551
Tobias Grasso, Jr.	16,500	13,200	—	—	—	29,700
Edward L. Doheny II	16,500	13,200	—	—	—	29,700
Christopher J. Stephens, Jr.	—	13,200	—	—	16,717	29,917
*	Made to the Sealed Air Corporation 401(k) and Profit-Sharing Plan.
**
Pursuant to the Company’s relocation policy, Mr. Semach received certain relocation benefits to facilitate his move to an appropriate work location for his new role. The amount disclosed represents the aggregate incremental cost to the Company of those benefits.

***	Includes tax gross-ups for relocation benefits.
****	Both Mr. Pupkin and Mr. Stephens received payments for their unused vacation in 2023 in connection with their separation of service.
[5]	Each of Mr. Semach and Mr. Grasso first became a named executive officer in 2023, and therefore compensation for prior years is not reported.
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Executive Compensation
Grants of Plan-Based Awards in 2023
The following table sets forth additional information concerning stock awards granted during 2023 under the 2014 Omnibus Incentive Plan and the annual bonus targets for 2023 performance under our Annual Incentive Plan.
Name	Type of Award[1]	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards, Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[4] ($)
			Target ($)	Threshold (#)	Target (#)	Maximum (#)
Emile Z. Chammas	23PSU	2/21/2023		8,419	22,450	56,125		1,087,927
	23ESGPSU	2/21/2023		32,957	41,196	77,243		2,000,066
	23RSU	2/21/2023					9,622	467,148
	23RSU(Co-CEO)	12/8/2023					20,994	709,807
	Cash	1/2/2023	622,809
Dustin J. Semach	23ESGPSU	4/18/2023		25,614	32,018	60,034		1,500,043
	23RSU(Hire)	4/18/2023					32,018	1,500,043
	23RSU(Co-CEO)	12/8/2023					20,994	709,807
	Cash	4/17/2023	363,310
Jannick C. Thomsen	23PSU	2/21/2023		5,523	14,728	36,820		713,719
	23ESGPSU	2/21/2023		24,717	30,896	57,930		1,500,001
	23RSU	2/21/2023					6,312	306,448
	Cash	1/2/2023	480,700
Sergio Pupkin	23PSU	2/21/2023		5,435	14,494	36,235		702,379
	23ESGPSU	2/21/2023		24,717	30,896	57,930		1,500,001
	23RSU	2/21/2023					6,211	301,544
	Cash	1/2/2023	473,000
Tobias Grasso, Jr.	23PSU	2/21/2023		3,253	8,674	21,685		420,342
	23ESGPSU	2/21/2023		16,479	20,599	38,623		1,000,081
	23RSU	2/21/2023					3,717	180,460
	Cash	1/2/2023	267,347
Edward L. Doheny II	23PSU	2/21/2023		37,848	100,928	252,320		4,890,971
	23ESGPSU	2/21/2023		115,346	144,182	270,341		7,000,036
	23RSU	2/21/2023					43,255	2,100,030
	Cash	1/2/2023	1,674,467
Christopher J. Stephens, Jr.	Cash	1/2/2023	529,920
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Executive Compensation
[1] Type of Award	Description
Cash	Cash portion of 2023 annual bonus
23PSU	Three-year PSU award for the performance period beginning January 1, 2023
23ESGPSU	Five-year ESG PSU award for the performance period beginning January 1, 2023
23RSU	Time-vesting RSU award granted as part of 2023 long-term incentive awards
23RSU(Hire)	New hire RSU award for Mr. Semach
23RSU(Co-CEO)	RSU award for Mr. Chammas and Mr. Semach relating to their appointment to the Interim Co-President and Co-CEO position.
[2]
This column shows the target awards established in early 2023 for the 2023 annual bonuses for each of the named executive officers under our Annual Incentive Plan. While the overall funded bonus sub-pool applicable to the named executive officers has a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded sub-pool. Actual payouts for 2023 are shown in the “Non-Equity Incentive Plan Compensation” column in “—2023 Summary Compensation Table.”

[3]
These columns show target award amounts established in early 2023 for the threshold, target and maximum awards for 23PSU awards and the 23ESGPSU awards granted in 2023 for the applicable named executive officers under the 2014 Omnibus Incentive Plan.

The threshold number of shares for 23PSU awards is 37.5% of the target number of shares and the maximum number of shares for such awards is 250% of the target number of shares. Shares, to the extent earned, will be issued in 2026 for the 23PSU awards. The threshold number of shares for the 23ESGPSU awards is 80% of the target number of shares and the maximum number of shares for such awards is 187.5%. Shares, to the extent earned, will be issued in 2028 for the 23ESGPSU awards. See “—Compensation Discussion and Analysis—2023 Compensation Decisions and Result—Long-Term Equity Incentives.”
[4]
This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The manner in which grant date fair value was determined for awards granted in 2023 is discussed in Note 2 under “—2023 Summary Compensation Table.” The amounts shown exclude the impact of estimated forfeitures.

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Executive Compensation
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table shows, as of December 31, 2023, outstanding and unvested stock awards under the 2014 Omnibus Incentive Plan for the named executive officers.
Name	Type of Awards[1]	Stock Awards
		Number of Shares or Units of Common Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Emile Z. Chammas	22PSU			16,116	588,556
	23PSU			22,450	819,874
	23ESGPSU			41,196	1,504,478
	21RSU	2,812	102,694
	22RSU	4,892	178,656
	23RSU	9,622	351,395
	23RSU(Co-CEO)	20,994	766,701
Dustin J. Semach	23ESGPSU			32,018	1,169,297
	23RSU(Hire)	32,018	1,169,297
	23RSU(Co-CEO)	20,994	766,701
Jannick C. Thomsen	22PSU			8,514	310,931
	23PSU			14,728	537,867
	23ESGPSU			30,896	1,128,322
	22RSU(Hire)	10,667	389,559
	22RSU	2,584	94,368
	23RSU	6,312	230,514
Sergio Pupkin	22PSU			9,772	356,873
	23PSU			14,494	529,321
	23ESGPSU			30,896	1,128,322
	21RSU	1,287	47,001
	21RSU(SVP)	3,382	123,511
	22RSU	2,966	108,318
	23RSU	6,211	226,826
Tobias Grasso, Jr.	22PSU			6,406	233,947
	23PSU			8,674	316,774
	23ESGPSU			20,599	752,275
	21RSU	929	33,927
	22RSU	1,944	70,995
	23RSU	3,717	135,745
Edward L. Doheny II	22PSU			69,092	2,523,240
	23PSU			100,928	3,685,891
	23ESGPSU			144,182	5,265,527
	21RSU	14,943	545,718
	22RSU	20,971	765,861
	23RSU	43,255	1,579,673
	21SLO	37,756	1,378,849
	22SLO	32,330	1,180,692
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Executive Compensation
[1] Type of Award	Description
21SLO	SLO award portion of 2021 annual bonus
22SLO	SLO award portion of 2022 annual bonus
22PSU	Three-year PSU award for the performance period beginning January 1, 2022
23PSU	Three-year PSU award for the performance period beginning January 1, 2023
23ESGPSU	Five-year ESG PSU award for the performance period beginning January 1, 2023
21RSU	Time-vesting RSU award granted February 10 and 11, 2021 and vesting in equal annual installments over three years
22RSU	Time-vesting RSU award granted February 24, 2022 and vesting in equal annual installments over three years
23RSU	Time-vesting RSU award granted February 21, 2023 and vesting in equal annual installments over three years
21RSU(SVP)	Time-vesting RSU award granted July 1, 2021 in connection with promotion to SVP and vesting in equal installments over three years
22RSU(Hire)	New hire time-vesting RSU award granted February 23, 2022 and vesting in equal annual installments over three years
23RSU(Hire)	New hire time-vesting RSU award granted April 18, 2023 and vesting in equal annual installments over three years
23RSU(Co- CEO)
Time-vesting RSU award granted December 8, 2023 and vesting in equal annual installments over three years, for Mr. Chammas and Mr. Semach relating to their appointment to the Interim Co-President and Co-CEO roles

[2]
The amounts shown in this column for 21SLO awards are the actual numbers of restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2021. The amounts shown in this column for 22SLO awards are the actual numbers of restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2022. The 21SLO and 22SLO awards were made in the form of awards of restricted stock units that were scheduled to vest in March 2024 and 2025, respectively, or earlier (a) upon termination of employment, other than for cause, with respect to the “principal portion” or (b) in case of death, disability or retirement with respect to the “premium portion.”

[3]	The market or payout values shown in this column are based on the closing price of common stock on December 29, 2023 of $36.52 per share as reported on the NYSE.
[4]
The amounts shown in this column for 22PSU, 23PSU and 23ESGPSU awards represent 100% of the target number of shares based on performance through December 31, 2023. The PSUs are not settled until after the end of the performance period when performance results are certified by the P&C Committee, usually at the regularly scheduled meeting in February, which generally approximates three years after the original grant date for the annual PSU awards and five years after the original grant date for the 23ESGPSU awards.

Stock Vested in 2023
The following table shows the number of shares vested for stock awards for the named executive officers during 2023, as well as the value of the shares realized upon vesting.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Emile Z. Chammas	23,047	943,113
Dustin J. Semach	—	—
Jannick C. Thomsen	6,625	326,836
Sergio Pupkin	11,845	485,022
Tobias Grasso, Jr.	9,291	384,108
Edward L Doheny II	193,696	8,245,608
Christopher J. Stephens, Jr.	15,718	794,064
The value realized represents the gross number of shares or units that vested, multiplied by the closing market value of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes. Certain awards that vested during 2023 may be paid during 2024, when performance results were certified or as the result of certain payment delays required by U.S. tax laws.
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Executive Compensation
Nonqualified Deferred Compensation in 2023
Mr. Grasso participates in the Sealed Air Corporation Deferred Compensation Plan for Key Employees, an unfunded nonqualified deferred compensation plan designed to provide selected employees the opportunity to defer the payment of a portion of base salary and certain cash annual incentive compensation.
Name	Executive contributions in 2023[1] ($)	Company contributions in 2023 ($)	Aggregate earnings in 2023[2] ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance on December 31, 2023 ($)
Tobias Grasso, Jr.	50,088	0	2,177	0	74,091
[1]	$44,233 of this amount was included in the “Salary” column for 2023 and $5,855 was included in the “Non-Equity Incentive Plan Compensation” column in the “—2023 Summary Compensation Table”.
[2]	This amount is not included in “—2023 Summary Compensation Table” because earnings were not preferential or above market.
Each year the Deferred Compensation Plan for Key Employees permits participating employees to elect to defer (a) up to 50% of base salary for the year and (b) up to 100% of the cash annual incentive award for the year payable under our Annual Incentive Plan. Our Deferred Compensation Plan for Key Employees permits discretionary contributions by us. Participant account balances are credited with interest as determined by the P&C Committee, which has determined that accounts will be adjusted monthly based on the Moody’s Seasoned Aaa Corporate Bond Yield for that month.
A participant’s account will be distributed based on the participant’s payment election made at the time of deferral. A participant can elect to have deferrals credited to a “retirement account” to be paid in a lump sum or installments (over 5, 10 or 15 years) commencing the seventh month after termination of employment or at a later age or date selected by the participant. Alternatively, a participant can have up to two “in-service accounts” that will be payable in a lump sum or 5 annual installments on a date specified by the participant (or earlier upon a termination of employment).
Payments Upon Termination or Change in Control
We do not have any severance programs or agreements covering any of our currently active named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named executive officers in connection with a change in control, except as part of our equity compensation awards and Executive Severance Plan as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:
Executive Severance Plan
Our Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees as designated by the P&C Committee. Each of our currently active named executive officers have been designated a participant in the Executive Severance Plan. Severance benefits are triggered under the Executive Severance Plan upon a termination of employment (other than by reason of death or disability) by us without “cause” or by the employee for “good reason” (as those terms are defined in the Executive Severance Plan). Severance benefits equal (a) one year of base salary and target annual bonus (payable over 12 months) and (b) continued health and welfare benefits for a period of 12 months.
If a termination without cause or by the employee for good reason occurs upon or within two years after a change in control, the employee is instead entitled to receive (a) a lump sum payment equal to two years of the sum of base salary plus target annual bonus, (b) continued health and welfare benefits for up to 18 months, and (c) accelerated vesting of all outstanding equity compensation awards. For this purpose, and consistent with the current provisions of our stockholder-approved 2014 Omnibus Incentive Plan, accelerated vesting of any performance-based equity awards is based on
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Executive Compensation
assumed achievement of performance goals at the greater of target performance or actual performance measured through the last quarter preceding the change in control. Additional details on treatment of equity awards upon termination of employment or following a change in control can be found below.
Severance benefits are conditioned upon an employee giving us a general release of claims at the time of separation. Benefits are also conditioned upon an employee’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality, and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Executive Severance Plan in connection with a change in control. If an employee covered by the Plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the Plan.
The following table shows the total amount that would have been payable to the currently active named executive officers under the Executive Severance Plan in case of a qualifying termination on December 31, 2023.
Name	Termination Without Cause or With Good Reason—No Change in Control[1] ($)	Termination Without Cause or With Good Reason—Within 2 Years After a Change in Control[2] ($)
Mr. Chammas	1,415,250	2,823,535
Mr. Semach	1,171,765	2,333,648
Mr. Thomsen	1,101,196	2,192,581
Mr. Grasso	726,138	1,445,669
[1]	This column includes cash severance and estimated value of continued benefits for the applicable severance period.
[2]
This column includes lump sum payments equal to two times of the sum of annual salary and target annual bonus, plus the estimated value of continued benefits for 18 months. The column excludes the value of any accelerated vesting of equity compensation awards (see following table).

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions.
Annual Bonus Awards
Under our Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at our discretion. Bonuses are paid during the month of March for the prior year. Accordingly, termination of the named executive officers as of the end of 2023 would have meant that they were not entitled to receive a cash bonus based on 2023 performance. For a termination of employment before the bonus payment date, the payment of an annual bonus is discretionary depending on the circumstances. The annual bonus paid under the Annual Incentive Plan to each currently active named executive officer for 2023 was as follows: Mr. Chammas, $136,395; Mr. Semach, $79,565; Mr. Thomsen, $105,273; and Mr. Grasso, $58,549. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2023, considering that payment upon termination of employment prior to the payment date is discretionary.
Restricted Stock Units
These awards will vest in full in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with four exceptions. First, SLO awards that have been awarded as RSUs after the end of the performance year will vest in full upon retirement. Second, RSUs will vest in full upon a termination of employment by us without cause or by the executive with good reason that occurs within two years after a change in control. Third, for SLO awards, the “principal portion” that would have otherwise been paid in cash vests in full upon any termination other than a termination for cause. Fourth, the Co-CEO RSUs awarded to Mr. Chammas and Mr. Semach will vest in full upon an involuntary termination of employment by the Company without cause.
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Executive Compensation
Performance Share Units
Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with two exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control followed within two years by a termination of employment without cause or by the executive with good reason (a “qualifying termination” for purposes of the table below), per the Executive Severance Plan and PSU award agreements, the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater).
The following table shows the amounts that would have been payable to the currently active named executive officers under these equity award programs for a termination of employment as of December 31, 2023, based on the closing price of common stock on the last trading day of 2023 ($36.52), and includes the value of accrued cash dividend equivalents through that date. All awards remain subject to the Dodd-Frank Policy (discussed in “Compensation Discussion and Analysis” above).
Name	Type of Award	Death or Disability ($)	Involuntary for Cause ($)	Involuntary (All Others) ($)	Voluntary ($)	CIC Only ($)	CIC + Qualifying Termination[1] ($)
Emile Z. Chammas	PSU[2]	996,326	—	996,326	996,326	—	2,989,611
	RSU[3]	1,421,608	—	766,701	—	—	1,421,608
Dustin J. Semach	PSU[2]	237,701	—	—	—	—	1,188,508
	RSU[3]	1,955,209	—	766,701	—	—	1,955,209
Jannick C. Thomsen	PSU[2]	630,193	—	—	—	—	2,027,241
	RSU[3]	740,692	—	—	—	—	740,692
Tobias Grasso, Jr.	PSU[2]	424,453	—	—	—	—	1,336,665
	RSU[3]	248,943	—	—	—	—	248,943
[1]
The column consists of amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2023 and a qualifying termination of employment had occurred at the end of 2023.

[2]
These rows consist of amounts that would have been paid in connection with 2022 and 2023 three-year annual PSU awards and the 2023 five-year ESG PSU awards. For the scenarios other than “CIC + qualifying termination,” the PSUs are prorated assuming target performance. In the case of “CIC + qualifying termination,” per the terms of the PSU award agreements and Executive Severance Plan under which each of the named executive officers participates, the amounts represent the full value of the awards based on target performance and are not prorated. In certain cases, vesting may be conditioned on the named executive officer first providing us with a release of claims. Because Mr. Chammas was retirement eligible as of December 31, 2023, the amounts above under “Involuntary (All Others)” and “Voluntary” represent the prorated values of those PSU awards.

[3]
These rows consist of time-vesting restricted stock unit awards granted as part of 2021, 2022 and 2023 long-term incentive awards, and time-vesting new hire, promotion, and Co-CEO restricted stock unit awards granted to certain of the named executive officers as detailed in the table under “Outstanding Equity Awards at 2023 Fiscal Year-End.” The amounts above under “Involuntary (All Others)” represent the Co-CEO RSU awards granted to Mr. Chammas and Mr. Semach in 2023.

The benefits described or referenced above are in addition to benefits available generally to salaried employees upon termination of employment, such as, for employees in the United States, distributions under our 401(k) and Profit-Sharing Plan, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay (if applicable).
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Executive Compensation
Termination of Employment for Mr. Doheny, Mr. Pupkin and Mr. Stephens
As previously disclosed by the Company in its Report on Form 8-K filed on October 23, 2023, Mr. Doheny stepped down as the Company’s President and CEO on October 23, 2023, and his employment with the Company ended on January 18, 2024. His termination of employment was treated as a termination without cause under his offer letter agreement with the Company dated September 5, 2017, as amended on December 10, 2020 and August 30, 2022 (the “Letter Agreement”). Under the Letter Agreement, Mr. Doheny’s severance benefits include (i) a cash severance payment equal to $6,058,968, based on two times the sum of his salary and target annual incentive award plus two-years’ worth of group health premiums, and (ii) a prorated 2024 annual incentive award ($82,576), subject to actual performance results for 2024. Mr. Doheny also received his full-year 2023 annual incentive award as shown in the 2023 Summary Compensation Table, and the “principal portion” of his outstanding SLO RSUs vested in accordance with their terms (valued at $1,938,305 on January 18, 2024). All of his other outstanding equity awards were forfeited in accordance with their terms.
As previously announced, Mr. Pupkin’s employment terminated at the close of business on December 31, 2023 and was treated as a termination without cause for purposes of the Executive Severance Plan. As a result, Mr. Pupkin received severance benefits equal (i) one year of base salary and target annual bonus (payable over 12 months), equal to $1,064,250, and (ii) continued health and welfare benefits for a period of 12 months, valued at $19,957. In addition, Mr. Pupkin met the retirement eligibility requirements for his outstanding 2022 and 2023 PSU awards as well as the ESG PSU award. Those awards were prorated and remain outstanding to be earned and paid after the end of the applicable performance period based on actual performance results. The value of those prorated PSUs as of December 31, 2023, assuming target performance, was $640,123. All of his other outstanding equity awards were forfeited in accordance with their terms.
Finally, as previously announced, Mr. Stephens retired from the Company on May 5, 2023, but was not entitled to and did not receive any severance benefits or equity vesting as a result of that retirement.
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Executive Compensation
CEO Pay Ratio
As required by applicable SEC rules, we are providing the following estimate of the relationship of the annual total compensation of our employees and the combined annual total compensation of Emile Chammas and Dustin Semach, our two Interim Co-Presidents and Co-CEOs, as of the end of 2023, our last completed fiscal year. The 2023 CEO pay ratio set forth below is based on the combined compensation of both our Interim Co-Presidents and Co-CEOs and may not be indicative of our CEO pay ratios in the future.
For 2023, the median of the annual total compensation of all our employees, other than our Interim Co-Presidents and Co-CEOs and our former CEO, was $56,377, and the annual total compensation of our Interim Co-Presidents and Co-CEOs, as reported in “Executive Compensation—2023 Summary Compensation Table” (and adjusted as noted below), was $10,751,723.
Based on this information, we reasonably estimate that for 2023 our CEO’s annual total compensation was approximately 191 times that of the median of the annual total compensation of all our employees.
We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.
•
We determined that, as of December 31, 2023, our employee population consisted of approximately 17,000 individuals. This population consisted of our full-time, part-time and temporary employees employed with us as of the determination date.

•
To identify the “median employee” from our employee population, we used total annual salary (including base wages for hourly employees) that each employee was paid for 2023 before any taxes, deductions, insurance, premiums and other payroll withholding, plus any 2023 target bonus amount. Salaries in foreign currency were translated into USD at the full year (statement of operations) exchange rates. We then identified three individuals, all within $14 of one another based on this consistently applied compensation measure and selected as the median employee the individual with our standard benefits. We did not use any statistical sampling techniques.

•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, except that we also included the estimated value of certain broad-based group health and life benefits.

•
For the annual total compensation of our CEO, we used the combined amount reported in the “Total” column in “Executive Compensation—2023 Summary Compensation Table” for the two individuals serving as our Interim Co-Presidents and Co-CEOs on December 31, 2023, and we annualized the salary and AIP for Mr. Semach given his April 17, 2023 start date. We also annualized the monthly cash stipend paid to Mr. Chammas and Mr. Semach for serving as Interim Co-Presidents and Co-CEOs. To maintain consistency between the annual total compensation of our CEO and the median employee, we also added the estimated value of certain broad-based group health and life benefits for our Interim Co-Presidents and Co-CEOs to the amount reported in that table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.
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Executive Compensation
Pay Versus Performance
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid to our NEOs and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns compensation for its NEOs with the Company’s performance, refer to the Compensation Discussion and Analysis.
2023 Pay Versus Performance Table
Year (a)	Summary Compensation Table Total for CEO(1) (b)			Compensation Actually Paid to PEO(2) (c)			Average Summary Comp. Table Total for Other NEOs(3) (d)	Average Comp. Actually Paid to Other NEOs(4) (e)	Value of initial fixed $100 investment based on:		GAAP Net Income(7),* (h)	Adjusted EBITDA (8),* (i)
	Chammas	Semach	Doheny	Chammas	Semach	Doheny			TSR(5) (f)	Peer Group TSR(6) (g)
2023	$5,261,177	$4,752,205	$15,717,264	$4,048,401	$4,030,678	$11,457,157	$2,203,922	$1,552,751	$97.98	$132.10	$341.6	$1,095
2022	—	—	$10,350,942	—	—	($2,744,094)	$2,675,244	$1,403,983	$130.98	$111.05	$491.6	$1,232
2021	—	—	$ 9,674,692	—	—	$32,084,428	$1,975,384	$3,399,845	$174.73	$140.44	$506.8	$1,108
2020	—	—	$11,764,199	—	—	$19,355,234	$2,444,415	$3,211,076	$116.97	$120.46	$502.9	$1,059
*	In millions.
[1]
The dollar amounts reported in column (b) for the year 2023 are the amounts of total compensation reported for Mr. Chammas (Interim Co-CEO and COO), Mr. Semach (Interim Co-CEO and CFO), and Mr. Doheny (Former CEO). For the years 2020-2022, the dollar amounts are solely for Mr. Doheny. The “Total” column of the Summary Compensation Table should reflect these amounts. Refer to “Executive Compensation-Executive Compensation Tables-2023 Summary Compensation Table.”

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Chammas, Mr. Semach, and Mr. Doheny for 2023 and for Mr. Doheny for the remaining years, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Chammas, Mr. Semach or Mr. Doheny during the applicable year. In accordance with SEC rules, the following adjustments were made to Mr. Chammas’, Mr. Semach’s and Mr. Doheny’s total compensation for each year to determine the compensation actually paid:

Year	CEO	Reported Summary Compensation Table Total	Minus Reported Value of Equity Awards(a)	Plus Recalculated Value of Equity Awards(b)	Compensation Actually Paid
2023	Chammas	$5,261,177	$4,264,948	$3,052,172	$4,048,401
2023	Semach	$4,752,205	$3,709,893	$2,988,366	$4,030,678
2023	Doheny	$15,717,264	$13,991,037	$9,730,930	$11,457,157
2022	Doheny	$10,350,942	$9,032,190	($4,062,846)	($2,744,094)
2021	Doheny	$9,674,692	$8,407,162	$30,816,898	$32,084,428
2020	Doheny	$11,764,199	$10,183,694	$17,774,729	$19,355,234
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
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Executive Compensation
(b)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. For purposes of clause (vi) we have included the dividends accrued on unvested awards as dividends paid, although such dividends equivalents will only be paid to the extent the underlying equity award becomes vested. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in determining the recalculated value of equity awards are as follows:

Year	CEO	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Recalculated Value of Equity Awards
2023	Chammas	$3,226,656	($271,228)	—	$48,947	$0	$47,797	$3,052,172
2023	Semach	$2,988,366	$0	—	$0	$0	$0	$2,988,366
2023	Doheny	$10,891,463	($1,705,772)	—	$289,393	$0	$255,846	$9,730,930
2022	Doheny	$6,360,979	($4,718,863)	—	($ 5,184,588)	($1,076,585)	$556,211	($4,062,846)
2021	Doheny	$15,585,639	$12,155,133	—	$ 2,785,580	$0	$290,546	$30,816,898
2020	Doheny	$15,474,409	$1,717,803	—	$450,428	($62,314)	$194,403	$17,774,729
[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Doheny in all years and excluding and Mr. Chammas and Mr. Semach in 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Doheny in all years and excluding Mr. Chammas and Mr. Semach in 2023) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mr. Thomsen, Mr. Pupkin, Mr. Grasso, and Mr. Stephens; (ii) for 2022, Mr. Stephens, Mr. Chammas, Mr. Thomsen, and Mr. Pupkin; (iii) for 2021, Mr. Stephens, Mr. Chammas, Mr. Pupkin, Angel S. Willis, and James M. Sullivan; and (iv) for 2020, Mr. Sullivan, Mr. Chammas, Karl R. Deily, and Ms. Willis.

[4]
The dollar amounts reported in column (e) represent the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Doheny in all years and excluding Mr. Chammas and Mr. Semach in 2023), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Company’s NEOs as a group (excluding Mr. Doheny in all years and excluding Mr. Chammas and Mr. Semach in 2023) during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for each year to determine the compensation actually paid, using the same methodology as described above in Note 2:

Year	Reported Summary Compensation Table Total for other NEOs	Minus Reported Value of Equity Awards for Other NEOs(a)	Plus Recalculated Value of Equity Awards for Other NEOs(b)	Compensation Actually Paid for Other NEOs
2023	$2,203,922	$1,656,244	$1,005,073	$1,552,751
2022	$2,675,244	$1,496,388	$225,127	$1,403,983
2021	$1,975,384	$1,043,194	$2,467,655	$3,399,845
2020	$2,444,415	$1,044,844	$1,811,505	$3,211,076
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the

69

Executive Compensation
applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. For purposes of clause (vi) we have included the dividends accrued on unvested awards as dividends paid, although such dividends equivalents will only be paid to the extent the underlying equity award becomes vested. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in determining the recalculated value of equity awards are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Recalculated Value of Equity Awards for other NEOs
2023	$1,143,693	($136,292)	—	($13,910)	$0	$11,582	$1,005,073
2022	$979,349	($471,283)	—	($320,051)	$0	$37,112	$225,127
2021	$1,623,239	$638,240	—	$186,224	$0	$19,952	$2,467,655
2020	$1,600,478	$187,825	—	$11,239	$0	$11,963	$1,811,505
[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the same group of companies used in our Common Stock Performance Comparison graph as included in our Annual Report on Form 10-K for 2023, which group is unchanged from the group used in that graph for 2022,consisting of the following companies: AptarGroup, Inc., Ashland Inc., Avery Dennison Corporation, Avient Corporation, Axalta Coating Systems Ltd., Ball Corporation, Berry Global Group, Inc., Celanese Corporation, Crown Holdings, Inc., Dover Corporation, Fortive Corporation, Graphic Packaging Holding Co., Packaging Corporation of America, Silgan Holdings Inc., and Sonoco Products Co.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
[8]
“Adjusted EBITDA” means our earnings before interest, taxes, depreciation and amortization, derived from our U.S. GAAP net earnings and subject to certain specified adjustments. The amounts in this table are the same amounts used each year for purposes of the Annual Incentive Plan as disclosed in the Compensation Discussion and Analysis.

Most Important Performance Measures for 2023
As described in greater detail in the Compensation Discussion and Analysis, the Company’s executive compensation program includes linking pay of our NEOs to strategic business, operational, and financial goals for both annual and long-term incentive awards. For the last fiscal year, the most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Adjusted EBITDA
•	Net Sales
•	Free Cash Flow
•	Adjusted EBITDA CAGR
•	Return on Invested Capital
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Executive Compensation
Relationship of Compensation Actually Paid to Certain Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our Compensation Discussion and Analysis. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such the CEO and non-CEO “compensation actually paid” each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past four years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Adjusted EBITDA.
Compensation Actually Paid and Cumulative TSR
The following graph illustrates the compensation actually paid to Mr. Chammas, Mr. Semach, and Mr. Doheny and the average of the other NEOs against the cumulative total shareholder return of the Company and its selected peer group.

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Executive Compensation
Compensation Actually Paid and Net Income
The following graph illustrates the compensation actually paid to Mr. Chammas, Mr. Semach, and Mr. Doheny and the average of the other NEOs against the Company’s net income over the four years presented in the table.

Compensation Actually Paid and Adjusted EBITDA
The following graph illustrates the compensation actually paid to Mr. Chammas, Mr. Semach, and Mr. Doheny and the average of the other NEOs against the Company’s Adjusted EBITDA over the four years presented in the table.

72

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to shares of common stock that may be issued under our 2014 Omnibus Incentive Plan, the only equity compensation plan that was effective in 2023.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by stockholders	2,202,315[1]	—	3,630,575[2]
Equity compensation plans not approved by stockholders	—	—	—
Totals	2,202,315	—	3,630,575
[1]	Includes the following as of December 31, 2023:
•
152,202 performance share units awarded under the 2021 three-year PSU award. This number reflects that such awards were paid out based upon the achievement level equal to 75% of the target as certified by the P&C Committee in February 2024.

•
117,783 performance share units awarded under the 2022 three-year PSU award. This number reflects an assumption that such awards will be paid out at 75% of the target, based on current projected performance conditions.

•
165,143 performance share units awarded under the 2023 three-year PSU award. This number reflects an assumption that such awards will be paid out at 75% of the target, based on current projected performance conditions.

•
289,272 performance share units awarded under the 2023 five-year ESG PSU award. This number reflects an assumption that such awards will be paid out at 100% of the target for non-discretionary performance conditions.

•	1,393,211 unvested restricted stock units.
•	84,705 deferred stock units held by non-employee directors.
[2]
Comprised of 4,354,974 shares available as of December 31, 2023 for awards under the 2014 Omnibus Incentive Plan (as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023) plus 1,393,211 unvested restricted stock units and 84,705 deferred stock units held by non-employee directors, and less the number of shares reported under column (a) in the table above.

There is no exercise price for shares or units awarded under the 2014 Omnibus Incentive Plan. There was no exercise price for deferred stock units credited to the accounts of non-employee directors in 2023.
73

Proposal 2. Amendment of the 2014 Omnibus Incentive

Plan

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. Our Board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees and non-employee directors, in a competitive workplace market, with the experience and capacity to perform at the highest levels.
The 2014 Omnibus Incentive Plan was approved by our stockholders in 2014. The 2014 Omnibus Incentive Plan authorized the issuance, pursuant to awards under the plan, of up to 4,250,000 shares of our common stock plus any shares that were available for issuance under its predecessor plans. The 2014 Omnibus Incentive Plan was amended and restated in 2018 and 2021, primarily to add up to 2,200,000 shares and up to 3,000,000 shares to the plan share pool, respectively. As of March 25, 2024, there were 2,991,448 shares available for future grants under the 2014 Omnibus Incentive Plan.
In view of the limited number of shares remaining available under the 2014 Omnibus Incentive Plan, our board has approved an Amendment to the 2014 Omnibus Incentive Plan which adds up to 1,150,000 shares of common stock to the share pool previously available under the 2014 Omnibus Incentive Plan, subject to stockholder approval. If our stockholders do not approve the Amendment, the 2014 Omnibus Incentive Plan will remain in effect in its current form.
The Board of Directors recommends a vote “FOR” the approval of the Amendment to the 2014 Omnibus Incentive Plan.
Information on Equity Compensation Plans as of March 25, 2024
The Board recognizes that the increase in the number of shares under the 2014 Omnibus Incentive Plan will result in additional dilution or “overhang” for our stockholders, although the incremental dilution would not be material. As commonly calculated, the total potential overhang resulting from the Amendment to the 2014 Omnibus Incentive Plan would be approximately 4.26%, with the incremental overhang resulting from the share increase equal to approximately 0.73%. This overhang is calculated as follows, in each case as of the record date of March 25, 2024:
	Overhang Calculation
(a)	Incremental Share Request Subject to Stockholder Approval	1,150,000
(b)	Shares Underlying Outstanding Awards	2,336,541
(c)	Shares currently available under the 2014 Omnibus Incentive Plan	2,991,448
(d)	Total shares authorized for, or outstanding under, equity awards (a + b + c)	6,477,989
(e)	Total shares outstanding	145,607,340
(f)	Fully Diluted Overhang (d/(d+e))	4.26%
We note that the number of shares remaining available for grant as described above differs from those reported above under “Equity Compensation Plan Information,” since that table, as required by SEC disclosure rules, is dated as of December 31, 2023, and therefore does not take into account vesting events and year-to-date grants during 2024.
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Proposal 2. Amendment of the 2014 Omnibus Incentive
The following table includes information regarding all outstanding equity awards (all of which were originally made under the 2014 Omnibus Incentive Plan) and shares available for future awards under the 2014 Omnibus Incentive Plan as of March 25, 2024 (and without giving effect to the Amendment under this Proposal 2):
Outstanding Equity Awards Information
Total shares underlying outstanding options and warrants	0
Weighted average exercise price of outstanding options and warrants	N/A
Weighted average remaining contractual life of outstanding options and warrants	N/A
Total shares subject to outstanding, unvested full-value awards	2,336,541
Total shares currently available for grant	2,991,448
Outstanding awards include unvested shares of restricted stock, RSUs and PSUs assuming target performance.
Key Features of the 2014 Omnibus Incentive Plan
The following features of the 2014 Omnibus Incentive Plan protect the interests of our stockholders:
•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.
•
No repricing or grant of discounted stock options or SARs. The 2014 Omnibus Incentive Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2014 Omnibus Incentive Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•
No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the 2014 Omnibus Incentive Plan, we do not automatically accelerate vesting of awards in connection with a change in control of our company. The 2014 Omnibus Incentive Plan does not include a “liberal” change in control definition. As previously noted, we do not provide change in control excise tax gross-ups.

•
No Liberal Share Counting for Options/SARs. The 2014 Omnibus Incentive Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of options and SARs. The only shares that are re-used in the 2014 Omnibus Incentive Plan are for awards that have been canceled, forfeited, expired, for awards settled in cash, or withheld to cover tax obligations in case of full-value awards such as restricted stock, RSUs and PSUs.

•
Minimum Vesting Requirements. The 2014 Omnibus Incentive Plan includes minimum vesting requirements. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

•
Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, except to the extent the award actually becomes vested.

•	Clawback. Awards granted under the 2014 Omnibus Incentive Plan are subject to our clawback policies described in “Executive Compensation —Compensation Discussion and Analysis.”
•	Director Limits. The 2014 Omnibus Incentive Plan contains annual limits on the amount of awards that may be granted to non-employee directors.
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Proposal 2. Amendment of the 2014 Omnibus Incentive
The following is a summary of the material features of the 2014 Omnibus Incentive Plan, as amended by the Amendment. This summary is qualified in its entirety by reference to the complete text of the 2014 Omnibus Incentive Plan, a marked copy of which is attached as Annex A to this Proxy Statement to show changes proposed by the Amendment. To the extent the description below differs from the text of Annex A, the text of Annex A will control.
Material Terms of the 2014 Omnibus Incentive Plan
Eligibility
Awards may be granted under the 2014 Omnibus Incentive Plan to our, and our affiliates’, officers, employees, consultants and advisors and to our non-employee directors. Incentive stock options may be granted only to our, and our subsidiaries’, employees. As of March 25, 2024, approximately 1,700 employees (including 9 executive officers), and 7 non-employee directors were eligible to receive awards under the 2014 Omnibus Incentive Plan.
Administration
The 2014 Omnibus Incentive Plan may be administered by the Board or the P&C Committee. The P&C Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The P&C Committee may delegate certain of its award authority to the extent permitted by applicable law.
Number of Authorized Shares
The number of shares of common stock authorized for issuance under the 2014 Omnibus Incentive Plan is the sum of:
•
the shares approved by stockholders at the original effective date of the 2014 Omnibus Incentive Plan, equal to the sum of (A) 4,250,000 shares plus (B) the number of shares of common stock that remained available for awards under two predecessor plans as of the original effective date of the 2014 Omnibus Incentive Plan plus (C) effective on May 17, 2018, 2,200,000 shares (less the number of shares for any awards made on or after March 18, 2018 and before the 2018 Annual Meeting) plus (D) effective on May 18, 2021, 3,000,000 shares (less the number of shares for any awards made on or after March 22, 2021 and before the 2021 Annual Meeting); plus

•
effective upon approval of the Amendment to the 2014 Omnibus Incentive Plan by stockholders at the 2024 Annual Meeting, 1,150,000 shares (less the number of shares for any awards made on or after March 25, 2024 and before the 2024 Annual Meeting).

In addition, any awards that were outstanding under the predecessor plans as of the original effective date of the 2014 Omnibus Incentive Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2014 Omnibus Incentive Plan. Up to 4,250,000 shares may be granted as incentive stock options under Internal Revenue Code Section 422. The shares of common stock issuable under the 2014 Omnibus Incentive Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2014 Omnibus Incentive Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2014 Omnibus Incentive Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2014 Omnibus Incentive Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares
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Proposal 2. Amendment of the 2014 Omnibus Incentive
of common stock, (c) shares surrendered or tendered in payment of any taxes required to be withheld in respect of a full-value award, such as restricted stock, RSUs, PSUs or other stock-based awards, or (d) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the option exercise price or tax withholding for options or SARs will continue to count against the aggregate number of shares of common stock available for grant under the 2014 Omnibus Incentive Plan. SARs are counted based on the gross number of shares covered by the award, not the net shares settled at exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2014 Omnibus Incentive Plan.
Awards to Non-employee Directors
No more than $500,000 may be granted in equity-based awards during any one year to a non-employee director, based on the grant date fair value for accounting purposes in the case of stock options or stock appreciation rights and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. This limit does not apply to shares received by a non-employee director at his or her election in lieu of all or a portion of the director’s retainer for board service (described below).
After each annual meeting of stockholders, any non-employee director elected at such meeting will be eligible to receive a retainer in an amount established prior to the annual meeting by the Board. Any non-employee director elected or appointed other than at an annual meeting will be entitled to receive an interim retainer established by the Board of Directors. Retainers may be paid in either cash or shares, and retainers will be eligible for deferral under our Deferred Compensation Plan for Directors (or any similar plan we maintain). See “Director Compensation” earlier in this Proxy Statement for additional information about our non-employee director compensation program.
Adjustments
If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2014 Omnibus Incentive Plan, including the individual award limits for “performance-based” compensation under Internal Revenue Code Section 162(m). In addition, if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.
Types of Awards
The 2014 Omnibus Incentive Plan permits the granting of any or all of the following types of awards:
Stock Options
Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The P&C Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The P&C Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the P&C Committee determines otherwise, fair
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Proposal 2. Amendment of the 2014 Omnibus Incentive
market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of March 25, 2024 was $35.69) At the time of grant, the P&C Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.
Stock Appreciation Rights
The P&C Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2014 Omnibus Incentive Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the P&C Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards
The P&C Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the P&C Committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by the P&C Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the P&C Committee. The P&C Committee may also grant other types of equity or equity-based awards subject to the terms of the 2014 Omnibus Incentive Plan and any other terms and conditions determined by the P&C Committee.
Performance Awards
The P&C Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.”
The P&C Committee has discretion to select any performance goals for performance awards. Those performance goals may include, among others, the attainment of specified levels of one, or any combination, of the following performance criteria for our company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by us: (1) cash flow; (2) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (3) earnings measures (including EBIT and EBITDA); (4) return on equity; (5) total stockholder return; (6) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (7) return on capital; (8) revenue; (9) income; (10) profit margin; (11) return on operating revenue; (12) brand recognition/acceptance; (13) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (14) productivity; (15) expense targets; (16) market share; (17) cost control measures; (18) balance sheet metrics; (19) strategic initiatives; (20) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (21) return on assets; (22) growth in net sales; (23) the ratio of net sales to net working capital; (24) stockholder value added (net operating profit after tax, or NOPAT), excluding non-recurring items, less our cost of capital); (25) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (26) sales from newly-introduced products; (27) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (28) product quality, safety, productivity, yield or reliability (on time and complete orders); (29) funds from operations; (30) regulatory body approval for
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Proposal 2. Amendment of the 2014 Omnibus Incentive
commercialization of a product; (31) debt levels or reduction or debt ratios; (32) economic value; (33) operating efficiency; (34) research and development achievements; or (35) any combination of the forgoing business criteria. The P&C Committee may also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.). Performance goals may, in the discretion of the P&C Committee, be established on a company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.
Dividends and Dividend Equivalents
Subject to the terms of the 2014 Omnibus Incentive Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, notwithstanding anything to the contrary, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).
Minimum Vesting Requirements
While the P&C Committee generally may set the terms and conditions of awards, the 2014 Omnibus Incentive Plan requires that equity-based awards may not vest earlier than the first anniversary of the date the award is granted. This requirement does not apply to (1) substitute awards, (2) shares delivered in lieu of fully vested cash awards or (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the P&C Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2014 Omnibus Incentive Plan. In addition, the minimum vesting requirement does not apply to the P&C Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
No Repricing
Without stockholder approval, the P&C Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2014 Omnibus Incentive Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
Clawback
All awards granted under the 2014 Omnibus Incentive Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies we adopt to implement such requirements, and any other compensation recovery policies as we may adopt from time to time, including the clawback policies described in “Executive Compensation—Compensation Discussion and Analysis.”
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Proposal 2. Amendment of the 2014 Omnibus Incentive
Certain Individual Award Limits
Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) may not be granted stock options or stock appreciation rights for more than 1,000,000 shares in any calendar year or more than 1,000,000 shares for restricted stock, RSU or other stock-based awards that are performance awards in any calendar year. Under the Tax Cuts and Jobs Act, the “performance-based compensation” exception will not be available under Section 162(m) for awards granted in 2018 or later.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.
Change in Control
Effect of Change in Control
Under the 2014 Omnibus Incentive Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the P&C Committee. In connection with a change in control, outstanding stock options and SARs may be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.
Awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, except as may otherwise be provided in the applicable award agreement, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.
•
For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•
For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

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Proposal 2. Amendment of the 2014 Omnibus Incentive
Definition of Change in Control
A change in control generally means the occurrence of any of the following events:
•
an acquisition by any individual, entity or group of beneficial ownership of 30% or more of our outstanding voting securities entitled to vote generally in the election of directors (generally excluding any acquisition directly from us, any acquisition by us, any acquisition by any employee benefit plan of ours or of a related company, or an acquisition pursuant to certain transactions described in clause (3) below);

•	a change in the composition of the Board of Directors such that the “continuing directors” cease to constitute at least a majority of the Board;
•
consummation of a reorganization, merger or consolidation, a sale of all or substantially all of our outstanding assets or the acquisition of assets or stock of another entity by us, unless after such transaction (a) the beneficial owners of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction retain at least 50% of such voting securities resulting from such transaction, (b) no person beneficially owns 30% or more of our then-outstanding voting securities entitled to vote generally in the election of directors resulting from such transaction except to the extent such ownership existed prior to the transaction, and (c) at least a majority of the directors resulting from such transaction were “continuing directors” prior to the change in control; or

•	our stockholders approve our complete liquidation or dissolution.
For the purposes of this definition of a change in control, “continuing director” means one of our directors who is serving as such on the effective date of the 2014 Omnibus Incentive Plan and any person who is approved as a nominee or elected to the Board by a majority of the continuing directors who are then members of the Board, but excluding anyone whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of an individual, entity or group other than the Board.
Term, Termination and Amendment of the 2014 Omnibus Incentive Plan
Unless earlier terminated by the Board of Directors, the 2014 Omnibus Incentive Plan will terminate, and no further awards may be granted, on May 18, 2031. The Board may amend, suspend or terminate the 2014 Omnibus Incentive Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2014 Omnibus Incentive Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
New Plan Benefits
A new plan benefits table for the 2014 Omnibus Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2014 Omnibus Incentive Plan if the 2014 Omnibus Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2014 Omnibus Incentive Plan will be made at the P&C Committee’s discretion, subject to the terms of the 2014 Omnibus Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the 2014 Omnibus Incentive Plan are not determinable at this time. The equity grant program for our non-employee directors is described under “Director Compensation.”
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Proposal 2. Amendment of the 2014 Omnibus Incentive
Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2014 Omnibus Incentive Plan generally applicable to us and to participants in the 2014 Omnibus Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options
A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options
A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
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Proposal 2. Amendment of the 2014 Omnibus Incentive
Stock Appreciation Rights
A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, Restricted Stock Units, and Performance Awards
A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Unrestricted Stock Awards
Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.
Other Stock-Based Awards
The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms of each award.
Tax Consequences to Us
In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m), we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.
Code Section 409A
We intend that awards granted under the 2014 Omnibus Incentive Plan comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but make no representation or warranty to that effect.
Tax Withholding
We are authorized to deduct or withhold from any award granted or payment due under the 2014 Omnibus Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The 2014 Omnibus Incentive Plan permits withholding obligations to be satisfied through share withholding at up to maximum statutory rates. We are not required to issue any shares of common stock or otherwise settle an award under the 2014 Omnibus Incentive Plan until all tax withholding obligations are satisfied.
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Proposal 3. Ratification of Appointment of Independent

Auditor for 2024

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. In connection with this responsibility, the Audit Committee engages in an annual evaluation of the independent registered public accounting firm, including a review and evaluation of the lead audit partner. The Audit Committee considers, in particular, whether the retention of the firm is in the best interests of our Company and our stockholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, the firm’s international capabilities, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity and professional skepticism.
After assessing the qualifications, performance and independence of PricewaterhouseCoopers LLP, or PwC, which has served as the Company’s independent external auditor since 2019, the Audit Committee considers PwC to be well-qualified and believes that the continued retention of PwC is in the best interest of Sealed Air and its stockholders. The Audit Committee therefore has approved the retention of PwC, an independent registered public accounting firm, as our independent external auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2024.
On February 21, 2024, the Audit Committee presented its conclusions regarding the selection and appointment of PwC as our independent auditors to the Board. Following this presentation, the Board voted unanimously to recommend that the stockholders vote to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm for 2024. The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interest of Sealed Air and its stockholders.
Even if the proposal is approved, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm to serve as independent auditor at any time during the year.
We expect representatives of PwC to be present at the Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions.
The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024.
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Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to us by PwC for professional services rendered for the fiscal years ended December 31, 2023 and 2022:
	2023	2022
Audit Fees[1]	$7,322,175	$7,519,941
Audit-Related Fees[2]	—	350,000
Tax Fees[3]	715,783	682,696
All Other Fees[4]	104,000	16,900
Total Fees	$8,141,958	$8,569,537
[1]
Includes services relating to the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters, and consents and review of documentation for securities offerings.

[2]	Includes work performed for transactional and related matters in 2022.
[3]	Includes services for global tax compliance and other tax projects.
[4]	Includes fees for cybersecurity and other consulting services in 2023 and accounting related research and disclosure software in 2023 and 2022.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee or its chair to pre-approve all engagements with our independent auditor. These services include audit services, audit-related services and tax services. Each year, the Audit Committee must approve the independent auditor’s retention to audit our financial statements, subject to ratification by the stockholders. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or its chair also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all audit, audit-related, tax and other services provided during 2023.
85

Report of Audit Committee

The Audit Committee of the Board of Directors consists entirely of members who meet the independence requirements of the listing standards of the New York Stock Exchange (NYSE), the rules and regulations of the SEC and the Standards for Director Independence of Sealed Air Corporation (Sealed Air), as determined by the Board of Directors, or the Board. The Board also determined that all Audit Committee members are financially literate in accordance with NYSE listing standards and each of Mr. Ahmad and Mr. Berryman qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee is responsible for providing independent, objective oversight of the financial reporting processes and internal controls of Sealed Air. The Audit Committee is also responsible for the appointment, compensation, retention and oversight of Sealed Air’s independent registered public accounting firm, including the selection of the firm’s lead engagement partner. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on Sealed Air’s website at www.sealedair.com.
Management is responsible for Sealed Air’s system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on Sealed Air’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Sealed Air’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report on the financial statements and the effectiveness of Sealed Air’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. Audit Committee members do not serve as professional accountants or auditors for Sealed Air, and their functions are not intended to duplicate or certify the activities of Sealed Air’s management or independent registered public accounting firm.
Consistent with its monitoring and oversight responsibilities, the Audit Committee met with management and PricewaterhouseCoopers LLP, or PwC, the independent registered public accounting firm of Sealed Air, to review and discuss the December 31, 2023 audited consolidated financial statements. Management represented that Sealed Air had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with PwC the matters required by the PCAOB in accordance with Auditing Standard No. 1301, “Communications with Audit Committees.”
The Audit Committee received from PwC the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with PwC that firm’s independence. The Audit Committee also considered whether PwC’s provision of non-audit services and the audit and non-audit fees paid to PwC were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that PwC has the requisite independence.
Management completed the documentation, testing and evaluation of Sealed Air’s system of internal control over financial reporting as of December 31, 2023 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and PwC at Audit Committee meetings throughout the year and provided oversight of the process. Prior to filing Sealed Air’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the Form 10-K, with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of Sealed Air’s internal control over financial reporting contained in the Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by PwC and also included in the Form 10-K. PwC’s report included in the Form 10-K related to its audit of Sealed Air’s consolidated financial statements and the effectiveness of Sealed Air’s internal control over financial reporting.
Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the information provided by, and the representations of, management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2023 be
86

Report of the Audit Committee
included in Sealed Air’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee selected PwC as Sealed Air’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and recommended that the selection be submitted for ratification by the stockholders of Sealed Air.
Audit Committee
Kevin C. Berryman, Chair
Zubaid Ahmad
Clay M. Johnson
Harry A. Lawton III
Suzanne B. Rowland
87

Proposal 4. Approval of Executive Compensation on

Advisory Basis

Our stockholders have the opportunity at the Annual Meeting to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
Our compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. This approach has resulted in our ability to motivate our existing executives and to attract new executives with the skills and attributes that we need. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our named executive officers.
We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.
Accordingly, stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Sealed Air Corporation approve the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
This vote is advisory and therefore not binding on Sealed Air, the P&C Committee or the Board of Directors. However, the Board and its P&C Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the P&C Committee will evaluate whether any actions are necessary to address those concerns.
The Board recommends a vote “FOR” the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement.
88

Questions and Answers About the Annual Meeting

Q:	When and where will the Annual Meeting be held?
A:
This year the Annual Meeting of Stockholders of Sealed Air Corporation, which we refer to below as the Annual Meeting, will be held via live audio webcast at www.virtualshareholdermeeting.com/SEE2024, beginning at 8:00 a.m., Eastern daylight time, on Thursday, May 23, 2024.

This year’s annual meeting will again be a virtual meeting of stockholders conducted solely via live audio webcast. Each stockholder may participate in the Annual Meeting, including casting votes and submitting questions during the Annual Meeting, by accessing a live webcast at www.virtualshareholdermeeting.com/SEE2024 and then using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card being delivered to the stockholder. There will be no physical location for the Annual Meeting.
Online check-in to the Annual Meeting webcast will begin at 7:45 a.m., Eastern daylight time. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.
Q:	Who may join the Annual Meeting?
A:
The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/SEE2024 and enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?
A:	We are furnishing stockholders of record with the following proxy materials:
•	our 2023 Annual Report to Stockholders, which includes our audited consolidated financial statements;
•
this Proxy Statement for the 2024 Annual Meeting, which also includes a letter to stockholders from our Interim Co-Presidents and Co-CEOs, a letter from our Chair of the Board and a Notice of Annual Meeting of Stockholders; and

•	for stockholders receiving printed copies of the 2023 Annual Report and this Proxy Statement by mail, a proxy card for the Annual Meeting.
These materials were first made available on the Internet or mailed to stockholders on or about April 11, 2024.
Q:	Why was I mailed a Notice of Internet Availability of Proxy Materials rather than a printed set of proxy materials?
A:
In accordance with rules and regulations adopted by the SEC, we are furnishing the proxy materials to most stockholders by providing access via the Internet, instead of mailing printed copies. This e-proxy process expedites our stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. The Notice also provides instructions you may follow to request paper or e-mailed copies of our proxy materials.
Q:	Are the proxy materials available via the Internet?
A:	You can access the proxy materials for the Annual Meeting at https://ir.sealedair.com/reports-filings/annual-meeting.
Q:	What is a proxy?
A:
Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board of Directors is asking that you review the Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. In voting prior to the Annual Meeting, you will

89

Questions and Answers About the Annual Meeting
deliver your proxy to the Proxy Committee, which means you will authorize the Proxy Committee to vote your shares at the Annual Meeting in the way you instruct. The Proxy Committee consists of Emile Z. Chammas, Dustin J. Semach and Angel S. Willis. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.
Q:	What matters will the stockholders vote on at the Annual Meeting?
A:	Proposal 1.	Election of the following seven director nominees:
		Zubaid Ahmad	Kevin C. Berryman	Françoise Colpron
		Clay M. Johnson	Henry R. Keizer	Harry A. Lawton III
Suzanne B. Rowland
	Proposal 2.	Amendment of the 2014 Omnibus Incentive Plan
	Proposal 3.	Ratification of appointment of our independent auditor for 2024.
	Proposal 4.	Approval, as an advisory vote, of 2023 executive compensation as disclosed in this Proxy Statement.
Q:	Who can vote at the Annual Meeting?
A:
Stockholders of record of our common stock at the close of business on March 25, 2024, the record date, will be entitled to vote at the Annual Meeting. A total of 145,607,340 shares of common stock were outstanding as of the record date. Each share outstanding on the record date will be entitled to one vote on each proposal.

Q:	What is a stockholder of record?
A:	A stockholder of record is a stockholder whose ownership of stock is reflected directly on the books and records of our transfer agent, Broadridge.
Q:	What does it mean for a broker or other nominee to hold shares in “street name”?
A:	If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.”
An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, under the rules of the New York Stock Exchange the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or non-routine matter.
•
The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2024 (Proposal 3).

•
The organization generally may not vote on non-routine matters, including Proposals 1, 2 and 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the four proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.
90

Questions and Answers About the Annual Meeting
Q:	How do I vote my shares if I do not attend the Annual Meeting?
A:	If you are a stockholder of record, you may vote your shares of our common stock prior to the Annual Meeting as follows:
•
Via the Internet: You may vote via the Internet at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 22, 2024. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card.

•
By Telephone: If you receive a proxy card by mail, you may vote by calling +1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 22, 2024. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card.

•	By Mail: If you receive a proxy card by mail, you may vote by returning the completed and signed proxy card in the postage-paid return envelope provided with the proxy card.
If you hold shares in street name, you may vote your shares of our common stock by following the voting instructions provided by your bank, broker or other nominee. In most instances, you will be able to do submit your voting instructions to your bank, broker or other nominee on the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
For your information, voting via the Internet is the least expensive to Sealed Air, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.
Q:	How do I vote if I participate in Sealed Air’s 401(k) and Profit-Sharing Plan?
A:
If you are a participant in our 401(k) and Profit-Sharing Plan, you can vote via the Internet or by using the proxy card to provide voting instructions to Fidelity Management Trust Company, or Fidelity, the trustee for the 401(k) and Profit-Sharing Plan, for the shares of common stock allocated to your plan account or accounts. Fidelity will vote your allocated shares in the plan in accordance with directions you provide by 11:59 p.m., Eastern daylight time, on May 20, 2024. If you do not provide timely voting instructions to Fidelity, the terms of the plan provide that Fidelity will vote your shares in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:	Can I vote at the Annual Meeting?
A:
If you are a stockholder of record, you generally will be able to vote during the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the Annual Meeting. You cannot vote shares allocated to your Sealed Air 401(k) and Profit-Sharing Plan account at the Annual Meeting.

Q:	Can I ask questions at the Annual Meeting?
A:
You may submit questions via the Internet during the Annual Meeting by participating in the webcast at www.virtualshareholdermeeting.com/SEE2024. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Sealed Air in the order in which the questions are received. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the

91

Questions and Answers About the Annual Meeting
Annual Meeting can be found in our 2024 Annual Meeting Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/SEE2024.
Q:	Why is the Annual Meeting being conducted as a virtual meeting?
A:
The Board of Directors considers the appropriate format of our annual meeting of stockholders on an annual basis. This year the Board again chose a virtual meeting format for the Annual Meeting to facilitate broad stockholder attendance and equal participation, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, including smart phones and tablet, laptop or desktop computers. We will be able to engage with all stockholders as opposed to just those who can afford to travel to an in-person meeting. The virtual format allows stockholders to submit questions and comments during the meeting.

We are utilizing technology from Broadridge Financial Solutions, Inc., or Broadridge, a leading virtual meeting solution provider. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.
Q:	What should I do if I have questions about meeting access or procedures prior to the Annual Meeting?
A:	If you have any questions or concerns regarding meeting access or procedures prior to the Annual Meeting, you should call 1-704-503-8841 or send emails to investor.relations@sealedair.com.
Q:	What should I do if, during check-in or the meeting, I have technical difficulties or trouble accessing the virtual meeting website?
A:
Online check-in to the Annual Meeting webcast will begin at 7:45 a.m., Eastern daylight time on May 23, 2024. You should allow ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 4 minutes prior to the start time of the meeting.

Q:	If I am unable to participate in the live audio webcast of the Annual Meeting, may I listen at a later date?
A:
An audio replay of the Annual Meeting will be posted and publicly available at https://ir.sealedair.com/reports-filings/annual-meeting following the Annual Meeting and will remain publicly available for approximately one year. This audio replay will cover the entire Annual Meeting, including each stockholder question addressed during the Annual Meeting.

Q:	May I change my vote or revoke my proxy?
A:	If you are a stockholder of record, you may later change or revoke your proxy at any time before it is exercised by:
•	voting via the Internet or telephone at a later time;
•	submitting a completed and signed proxy card with a later date; or
•	voting via the Internet at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.
Q:	What happens if I do not give specific voting instructions?
A:
If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the Proxy Committee will vote your shares in the manner recommended by the Board of Directors on all four proposals presented in this Proxy Statement and as the Proxy Committee may determine in its discretion on any other matters properly presented for a vote at the Annual Meeting.

92

Questions and Answers About the Annual Meeting
If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other organization that is the stockholder of record of your shares, the organization generally may vote your shares on routine matters but not on non-routine matters. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2024 (Proposal 3). If the organization does not receive instructions from you on how to vote your shares on any of Proposals 1, 2 and 4, your shares will be subject to a broker non-vote and no vote will be cast on those matters. See “Q: What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.
Q:	What if other matters are presented at the Annual Meeting?
A:
If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the Proxy Committee will have the discretion to vote on any matters, other than the four proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

93

Vote Required for Election or Approval

Introduction
Stockholders who are present virtually or represented by proxy and who hold shares representing a majority of the votes eligible to be cast will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.
Proposal 1. Election of Directors
Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director. We will not count shares voted to “abstain” for the purpose of determining whether a director is elected. Similarly, broker non-votes will not have any effect on the outcome of the election of directors since broker non-votes are not counted as “votes cast.”
Under our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. Each of the seven nominees currently serves as a director. If any of these nominees is not elected at the Annual Meeting, then our Bylaws provide that the director shall offer to resign from the Board. The N&CG Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken. The Board will consider and act on the recommendation of the N&CG Committee and publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the N&CG Committee or the Board. If the Board accepts such resignation, then the Board may fill the vacancy resulting from that resignation or may reduce the number of directors that constitutes the entire Board so that no vacancy exists.
Proposal 2. Amendment of the 2014 Omnibus Incentive Plan
Approval of the amendment to our 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal, since broker non-votes are not counted as “votes entitled to be cast.”
Proposal 3. Ratification of Appointment of Independent Auditor for 2024
The ratification of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2024 requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.
94

Vote Required for Election or Approval
Proposal 4. Approval of 2023 Executive Compensation on an Advisory Basis
The approval, on an advisory basis, of our 2023 executive compensation requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal, since broker non-votes are not counted as “votes entitled to be cast.”
95

Stockholder Proposals and Business for 2025 Annual

Meeting

Stockholder Proposals for Inclusion in the 2025 Proxy Statement
In order for stockholder proposals for the 2025 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s Proxy Statement and form of proxy card for that meeting, we must receive the proposals in proper written form at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, no later than December 12, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which sets forth the requirements for the inclusion of stockholder proposals in our Company proxy materials.
Stockholder Director Nominations for Inclusion in the 2025 Proxy Statement
We have adopted a proxy access right to permit, under certain circumstances, a stockholder or a group of stockholders to include in our annual meeting Proxy Statement director candidates whom they have nominated. These proxy access provisions in our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting Proxy Statement must own, in the aggregate, at least 3% of the Company’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any meeting Proxy Statement cannot exceed the greater of 20% of our Board or two directors. Stockholder(s) and the nominee(s) must satisfy the other requirements outlined in our Bylaws. Notice of proxy access director nominees must be received in proper written form at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, no earlier than December 24, 2024 and no later than January 23, 2025. Please refer to our Bylaws for the complete proxy access requirements.
Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2025 Annual Meeting But Not Included in the 2025 Proxy Statement
Our Bylaws set forth the procedures you must follow in order to nominate a director for election or to present any other proposal at an annual meeting of our stockholders, other than nominations or proposals intended to be included in our Company proxy materials. In addition to any other applicable requirements, for director nominations or other business to be properly brought before the 2025 Annual Meeting by a stockholder, the stockholder must have given us timely notice thereof in proper written form, including all required information, at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, between January 23, 2025 and February 22, 2025. Please refer to our Bylaws for the requirements.
We have posted a copy of our Amended and Restated Bylaws on our website at https://ir.sealedair.com/corporate-governance/highlights.
96

Delivery of Documents to Security Holders Sharing an

Address

SEC rules permit us to deliver a single copy of our 2023 Annual Report to Stockholders and this Proxy Statement, or one Notice of Internet Availability of Proxy Materials, to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the security holders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the documents was delivered may request a separate copy of the 2023 Annual Report to Stockholders and this Proxy Statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, by (a) calling Shareholder Services at 1-704-503-8841, (b) sending a letter to us at Shareholder Services, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, or (c) sending us an e-mail at investor.relations@sealedair.com. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of our annual reports to stockholders and proxy statements, or of our Notices of Internet Availability of Proxy Materials, may contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name” and who wish to obtain copies of these proxy materials should follow the instructions on their voting instruction forms or contact the holders of record.
Other Matters

We will pay all expenses of preparing, printing and mailing, and making available over the Internet, these proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the Board of Directors. Georgeson LLC will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by these persons. We will pay a fee of $19,000 to Georgeson LLC for its services and will reimburse it for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, certain of our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.
On behalf of the Board of Directors,
Angel S. Willis
Vice President, General Counsel and Secretary
Charlotte, North Carolina
April 11, 2024
97

Annex A - 2014 Omnibus Incentive Plan

SEALED AIR CORPORATION

2014 OMNIBUS INCENTIVE PLAN

(marked to show changes proposed by the Amendment)

Sealed Air Corporation, a Delaware corporation, sets forth herein the terms of its 2014 Omnibus Incentive Plan, as follows:
1. PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, Non-Employee Directors, key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan was originally adopted and became effective on May 22, 2014, at which time the Plan replaced, and no further awards were permitted to be made under, the Predecessor Plans. This amendment and restatement of the Plan becomes effective upon approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders principally for the purposes of adding shares to the Plan’s award pool and extending the Plan term to the tenth anniversary of the Restatement Effective Date.
2. DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2. “Annual Retainer” means an amount established by the Board from time to time, payable to a Non-Employee Director for service on the Board for the period beginning on the date of an annual meeting of stockholders of the Company at which the Non-Employee Director is elected and continuing until the next annual meeting of stockholders of the Company.
2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.
2.4. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.
2.5. “Board” means the Board of Directors of the Company.
2.6. “Change in Control” shall have the meaning set forth in Section 16.3.2.
2.7. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
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Annex A
2.8. “Committee” means the Organization and Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.
2.9. “Company” means Sealed Air Corporation, a Delaware corporation, or any successor corporation.
2.10. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.10 per share.
2.11. “Continuing Director” means a director of the Company who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board by a majority of the Continuing Directors who are then members of the Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.
2.12. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.
2.13. “Effective Date” means May 22, 2014, the date the Plan was approved by the Company’s stockholders.
2.14. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.15. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.
2.16. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.
2.17. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.
2.18. “Grantee” means a person who receives or holds an Award under the Plan.
2.19. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.20. “Interim Retainer” means an amount established by the Board from time to time payable to a Non-Employee Director for service on the Board if the Non-Employee Director is elected or appointed to the Board other than at an annual meeting of the stockholders of the Company. Unless otherwise determined by the Board, the amount of the Interim Retainer will be equal to the amount of the most recent Annual Retainer, prorated for the period of service by the Non-Employee Director through the next annual meeting of stockholders of the Company.
2.21. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.
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2.22. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.23. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.24. “Option Price” means the exercise price for each share of Stock subject to an Option.
2.25. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.
2.26. “Outstanding Voting Securities” means the outstanding voting securities of the Company entitled to vote generally in the election of directors.
2.27.  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.
2.28. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
2.29.  “Plan” means this Sealed Air Corporation 2014 Omnibus Incentive Plan, as amended from time to time.
2.30.  “Predecessor Plans” means the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors, the 2005 Contingent Stock Plan of Sealed Air Corporation, and the Sealed Air Corporation Performance-Based Compensation Program.
2.31.  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
2.32. “Restatement Effective Date” shall mean the date of the 2021 Annual Meeting of Stockholders.
2.33.  “Restricted Period” shall have the meaning set forth in Section 10.1.
2.34.  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.35. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.36. “Retainer” means either an Annual Retainer or Interim Retainer.
2.37. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.38. “SEC” means the United States Securities and Exchange Commission.
2.39. “Section 409A” means Section 409A of the Code.
2.40. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.41. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.
2.42. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.
2.43. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.
2.44. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.45. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
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2.46. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.
2.47. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.48. “Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.
3. ADMINISTRATION OF THE PLAN
3.1. General.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 15 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:
(i) designate Grantees;
(ii) determine the type or types of Awards to be made to a Grantee;
(iii) determine the number of shares of Stock to be subject to an Award;
(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v) prescribe the form of each Award Agreement; and
(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.
3.2. No Repricing.
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles;
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and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
3.3. Award Agreements; Clawbacks.
The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.
Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.
3.4. Deferral Arrangement.
The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.
3.5. No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.
3.6. Minimum Vesting Requirements.
Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested cash incentive awards, and (iii) Awards to Non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 16); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
3.7. Book Entry.
Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4. STOCK SUBJECT TO THE PLAN
4.1. Authorized Number of Shares.
Subject to adjustment under Section 16, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 4,250,000, plus (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans, plus (C) effective upon approval of the
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Company’s stockholders at the 2018 Annual Meeting of Stockholders, 2,200,000 shares (less any shares of Common Stock for any Awards made on or after March 19, 2018 and before 2018 Annual Meeting of Stockholders), plus (D) effective upon approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders, 3,000,000 shares (less any shares of Common Stock for any Awards made on or after March 22, 2021 and before 2021 Annual Meeting of Stockholders), plus (E) effective upon approval of the Company’s stockholders at the 2024 Annual Meeting of Stockholders, 1,150,000 shares (less any shares of Common Stock for any Awards made on or after March 25, 2024 and before the 2024 Annual Meeting of Stockholders). In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plans that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.
4.2. Share Counting.
4.2.1. General.
Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.
4.2.2. Cash-Settled Awards.
Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.
4.2.3. Expired or Terminated Awards.
If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.
4.2.4. Payment of Option Price or Tax Withholding in Shares.
4.2.4.1 Restricted Stock, Restricted Stock Units and Other Stock-based Awards. For an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award, if shares of Common Stock issuable upon vesting or settlement of the Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan.
4.2.4.2 Stock Options and SARs. The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, (i) if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above; and (ii) for a share-settled SAR, the gross number of shares with respect to which the SAR is granted shall be counted against the limit in Section 4.1 (i.e., not just the net shares actually issued upon exercise of the SAR). In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of an Option or SAR by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.
4.2.5. Substitute Awards.
In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.
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4.3. Award Limits.
4.3.1. Incentive Stock Options.
Subject to adjustment under Section 16, 4,250,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.
4.3.2. Individual Award Limits for Section 162(m).
Subject to adjustment under Section 16, the maximum number of each type of Award intended to constitute “performance-based compensation” under Section 162(m) of the Code granted to any Grantee in any calendar year shall not exceed the following number of shares of Common Stock: (i) Options and SARs: 1 million shares; and (ii) all share-based Performance Awards (including Restricted Stock, Restricted Stock Units and Other Stock-based Awards that are Performance Awards): 1 million shares.
4.3.3. Limits on Awards to Non-Employee Directors.
No more than $500,000 may be granted in share-based Awards under the Plan during any one year to a Grantee who is a Non-Employee Director (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs); provided, however, that share-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her Retainer for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.3.
5. EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1. Term.
The Plan originally became effective on the Effective Date. This amendment and restatement of the Plan will become effective as of the Restatement Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.
5.2. Amendment and Termination of the Plan.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.
6. AWARD ELIGIBILITY AND LIMITATIONS
6.1. Service Providers.
Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.
6.2. Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.
Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business
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entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).
7. AWARD AGREEMENT
Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
8.1. Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2. Vesting.
Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.
8.3. Term.
Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten(10)years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4. Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.
8.5. Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
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8.6. Rights of Holders of Options.
Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.7. Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.8. Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1. Right to Payment.
A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.
9.2. Other Terms.
The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
9.3. Term of SARs.
The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
9.4. Payment of SAR Amount.
Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:
(i) the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by
(ii) the number of shares of Stock with respect to which the SAR is exercised.
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10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
10.1. Restrictions.
At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.
10.2. Restricted Stock Certificates.
The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.3. Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement and subject to Section 18.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.
10.4. Rights of Holders of Restricted Stock Units.
10.4.1. Settlement of Restricted Stock Units.
Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.
10.4.2. Voting and Dividend Rights.
Unless otherwise stated in the applicable Award Agreement and subject to Section 18.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.
10.4.3. Creditor’s Rights.
A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.5. Purchase of Restricted Stock.
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.
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10.6. Delivery of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
11.1. General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.
11.2. Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.
11.3. Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
11.4. Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.
12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS
12.1. Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”
12.2. Performance Goals Generally.
The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or
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divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.
12.3. Business Criteria.
For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), including any of the following: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company’s cost of capital); (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).
13. OTHER STOCK-BASED AWARDS
13.1. Grant of Other Stock-based Awards.
Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
13.2. Terms of Other Stock-based Awards.
Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
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14. NON-EMPLOYEE DIRECTOR RETAINERS
14.1. Retainers
14.1.1. Annual Retainers
Upon the adjournment of each annual meeting of the stockholders of the Company, each Non-Employee Director who has been elected a director of the Company at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board. The amount of the Annual Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.
14.1.2. Interim Retainers
If any Non-Employee Director is elected or appointed a director other than at an annual meeting of the stockholders of the Company, then on the date of such Non-Employee Director’s election or appointment such Non-Employee Director shall be entitled to an Interim Retainer. The amount of the Interim Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.
14.2. Form and Payment of Retainers
14.2.1. Form of Retainers
The Board may establish the amount of any Retainer either as an amount of cash, a number of shares of Common Stock or a combination of an amount of cash and a number of shares of Common Stock. Regardless of how expressed, the Board shall also determine the portion of the Retainer to be payable in cash and the portion to be payable by an Award, subject to the following additional rules:
(i) For any portion of the Retainer expressed as cash and payable by delivery of a share-based Award, the number of shares of Common Stock underlying the Award will be determined in accordance with Section 14.2.3;
(ii) For any portion of the Retainer expressed as a number of shares of Common Stock and payable in cash, the amount of cash payable will be determined in accordance with Section 14.2.4;
(iii) The Board may permit Non-Employee Directors to elect between forms of payment in accordance with such rules as the Board may establish from time to time; and
(iv) Notwithstanding any provision herein to the contrary (including any Non-Employee Director election), at least 50% of the Retainer shall be payable as a share-based Award.
14.2.2. Cash Awards
For any portion of the Annual Retainer payable as cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the annual meeting of the stockholders of the Company occurs. For any portion of an Interim Retainer payable in cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the Non-Employee Director is elected or appointed, provided that if such Non-Employee Director is elected between April 1 and the next annual meeting of stockholders of the Company, then such portion of the Interim Retainer shall be paid as promptly as practicable after the Non-Employee Director is elected.
14.2.3. Share-Based Awards Based on Cash Amount
For any portion of the Annual Retainer expressed as an amount of cash and payable as a share-based Award (either as required by the Board or as elected by a Non-Employee Director, if permitted), the number of shares of Common Stock with respect to such Award shall be calculated by dividing the amount of such portion of the Annual Retainer by the Fair Market Value of the Common Stock on the applicable annual meeting date. Similarly, for any portion of an Interim Retainer expressed as an amount of cash and payable as an Award, the number of shares of Common Stock with respect to such Award shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director. If the calculation of the portion of a Retainer payable as a share-based Award would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share.
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14.2.4. Cash Payments Based on Stock Amount
For any portion of the Annual Retainer expressed as a number of shares of Common Stock and payable in cash (either as required by the Board or as elected by a Non-Employee Director, if permitted), the amount of cash shall be calculated by multiplying the number of shares of Common Stock by the Fair Market Value on the applicable annual meeting date. Similarly, for any portion of an Interim Retainer expressed as a number of shares of Common Stock and payable as cash, the amount of cash shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director who will receive the Interim Retainer.
14.2.5. Share-Based Awards
For any portion of the Retainer payable as a share-based Award, the Award shall be granted to each applicable Non-Employee Director as promptly as practicable after the Non-Employee Director becomes entitled to receive it. The Board shall establish the terms of the Award, including the extent to which any vesting conditions will apply.
14.2.6. Deferrals of Retainers
Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time. Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.
15. REQUIREMENTS OF LAW
15.1. General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
15.2. Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
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16. EFFECT OF CHANGES IN CAPITALIZATION
16.1. Changes in Stock.
If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.
16.2. Effect of Certain Transactions.
Except as otherwise provided in an Award Agreement and subject to the provisions of Section 16.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 16.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 16.2 shall be conclusively presumed to be appropriate for purposes of Section 16.1.
16.3. Change in Control
16.3.1. Consequences of a Change in Control
For Awards granted to Non-Employee Directors, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.
For Awards granted to any other Service Providers, except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control:
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(i) To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.
(ii) To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.
16.3.2. Change in Control Defined
Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
(a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of Outstanding Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (c)(i), (c)(ii) and (c)(iii) of this definition;
(b) Continuing Directors cease for any reason to constitute at least a majority of the Board;
(c) Consummation of a Corporate Transaction unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction; or
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(d) The stockholders of the Company give approval of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
16.4. Adjustments
Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
17. NO LIMITATIONS ON COMPANY
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18. TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
18.1. Disclaimer of Rights.
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2. Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.
18.3. Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such
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withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
18.4. Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.
18.5. Other Provisions.
Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.
18.6. Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.7. Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.8. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.
18.9. Section 409A.
The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.
18.10. Separation from Service.
The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.
18.11. Transferability of Awards.
18.11.1. Transfers in General.
Except as provided in Section 18.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.
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18.11.2. Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 18.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 18.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 18.11.2 or by will or the laws of descent and distribution.
18.12. Dividends and Dividend Equivalent Rights.
If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will a dividend or dividend equivalent become payable with respect to an Award that becomes vested (i) based on the satisfaction of performance criteria before the date, and only to the extent, that such performance criteria are satisfied, or (ii) based on continued Service with the Company before the applicable vesting date.
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Annex B — Reconciliation of GAAP and Non-GAAP

Financial Measures

This Proxy Statement contains information regarding Adjusted EBITDA and free cash flow, which are non-U.S. GAAP financial measures used by the Company. Non-U.S. GAAP information does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. You are cautioned against placing undue reliance on these non-U.S. GAAP financial measures. Further, you are urged to review and consider carefully the adjustments made by management to the most directly comparable U.S. GAAP financial measure to arrive at these non-U.S. GAAP financial measures.
Adjusted EBITDA
We define Adjusted EBITDA as Earnings before Interest Expense, Taxes, Depreciation and Amortization, adjusted to exclude the impact of certain specified items. Management uses Adjusted EBITDA as one of many measures to assess the performance of the business. Additionally, Adjusted EBITDA is the performance metric used by the Company’s chief operating decision maker to evaluate performance of our reportable segments. The following table shows a reconciliation of U.S. GAAP Net Earnings from continuing operations to non-U.S. GAAP Consolidated Adjusted EBITDA from continuing operations:
(In millions)	Year Ended December 31, 2023
Net earnings from continuing operations	$339.3
Interest expense, net	263.0
Income tax provision	90.4
Depreciation and amortization, net of adjustments[1]	239.6
Special Items:
Liquibox intangible amortization	27.9
Liquibox inventory step-up amortization	10.2
Restructuring charges	15.6
Other restructuring associated costs	34.5
Foreign currency exchange loss due to highly inflationary economies	23.1
Loss on debt redemption and refinancing activities	13.2
Contract terminations	14.6
Charges related to acquisition and divestiture activity	28.3
CEO severance	6.1
Other Special Items	0.8
Pre-tax impact of Special Items	174.3
Non-U.S. GAAP Consolidated Adjusted EBITDA from continuing operations	$1,106.6
[1]	Net of Liquibox intangible amortization, which is included under Special Items.
B-1

Annex B
Free Cash Flow
In addition to net cash provided by operating activities, we use free cash flow as a useful measure of performance and an indication of the strength and ability of our operations to generate cash. We define free cash flow as cash provided by operating activities less capital expenditures (which is classified as an investing activity). Free cash flow does not represent residual cash available for discretionary expenditures, as certain debt servicing requirements or non-discretionary expenditures are not deducted from this measure. The following table shows a reconciliation of U.S. GAAP Cash flow provided by operating activities to non-U.S. GAAP free cash flow:
(In millions)	Year Ended December 31, 2023
Cash flow provided by operating activities	$516.2
Capital expenditures	(244.2)
Non-U.S. GAAP free cash flow	$272.0
Free cash flow excluding tax payments and deposits[1]	$467.0
[1]	Excluding $195 million payments and deposits related to resolution of certain prior year tax matters.
B-2

SEE
Automation • Digital • Packaging

SEALED AIR CORPORATION
2415 CASCADE POINTE BLVD.
CHARLOTTE, NC 28208

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**SEALED AIR CORPORATION**

**The Board recommends you vote FOR the following Director Nominees:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Zubaid Ahmad | ☐ | ☐ | ☐ |
| 1b. Kevin C. Berryman | ☐ | ☐ | ☐ |
| 1c. Françoise Colpron | ☐ | ☐ | ☐ |
| 1d. Clay M. Johnson | ☐ | ☐ | ☐ |
| 1e. Henry R. Keizer | ☐ | ☐ | ☐ |
| 1f. Harry A. Lawton III | ☐ | ☐ | ☐ |
| 1g. Suzanne B. Rowland | ☐ | ☐ | ☐ |

| **The Board recommends you vote FOR the following proposals:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Amendment of the 2014 Omnibus Incentive Plan. | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of PricewaterhouseCoopers LLP as Sealed Air's independent auditor for the year ending December 31, 2024. | ☐ | ☐ | ☐ |
| 4. Approval, as an advisory vote, of Sealed Air's 2023 executive compensation. | ☐ | ☐ | ☐ |

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| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
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V35673-P08303-Z87172

**SEALED AIR CORPORATION**
**Annual Meeting of Stockholders**
**May 23, 2024 8:00 a.m. EDT**
**This proxy is solicited by the Board of Directors**

The signer hereby appoints Emile Z. Chammas, Dustin J. Semach and Angel S. Willis, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the 2024 Annual Meeting of Stockholders of Sealed Air Corporation (the "2024 Annual Meeting") to be held at 8:00 a.m. (Eastern Daylight Time) on May 23, 2024 and at any adjournments thereof. The 2024 Annual Meeting will be hosted live via the Internet at www.virtualshareholdermeeting.com/SEE2024. The Proxy Committee is directed to vote as indicated on the reverse side and in its discretion upon any other matters that may properly come before the 2024 Annual Meeting.

If the signer is a participant in Sealed Air Corporation's 401(k) and Profit-Sharing Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2024 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2024 Annual Meeting. The terms of the plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in the plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Daylight Time) on May 20, 2024.

The signer hereby revokes all proxies previously given by the signer to vote at the 2024 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2024 Annual Meeting.

**Continued and to be signed on reverse side**